                                    EXHIBIT 1


                          AGREEMENT AND PLAN OF MERGER
                                 BY AND BETWEEN
             PINNACLE BANC GROUP, INC. AND FINANCIAL SECURITY CORP.

- - ------------------------------------------------------------------------------










                         AGREEMENT AND PLAN OF MERGER



                                BY AND BETWEEN



                           PINNACLE BANC GROUP, INC.



                                      AND


                           FINANCIAL SECURITY CORP.



                    DATED AS OF THE 22ND DAY OF APRIL, 1996













- - ------------------------------------------------------------------------------

                               TABLE OF CONTENTS
                                                                          Page
                                                                          ----
                                   ARTICLE I

                                  THE MERGER


   Section 1.01  Structure of the Merger...................................  1
   Section 1.02  Effect on Outstanding Shares..............................  2
   Section 1.03  Conversion Election Procedures............................  3
   Section 1.04  Exchange Procedures.......................................  6
   Section 1.05  Dissenting Shares.........................................  7
   Section 1.06  No Fractional Shares......................................  8
   Section 1.07  Closing of Stock Transfer Books...........................  8
   Section 1.08  Anti-Dilution Adjustments.................................  9
   Section 1.09  Modification of Structure.................................  9
   Section 1.10  Taking of Necessary Action................................  9

                                  ARTICLE II

                        REPRESENTATIONS AND WARRANTIES


   Section 2.01  Representations and Warranties of the Seller..............  9
   Section 2.02  Representations and Warranties of the Purchaser........... 23

                                  ARTICLE III

                          CONDUCT PENDING THE MERGER

   Section 3.01  Conduct of the Seller's Business Prior to the
                 Effective Time............................................ 33
   Section 3.02  Forbearance by the Seller................................. 33
   Section 3.03  Conduct of the Purchaser's Business Prior to the
                 Effective Time............................................ 36

                                   ARTICLE IV

                                    COVENANTS


   Section 4.01  No Solicitation........................................... 36
   Section 4.02  Employees, Employee Benefit Plans and Directors........... 37
   Section 4.03  Employee Stock Options.................................... 40
   Section 4.04  Access and Information.................................... 40
   Section 4.05  Certain Filings, Consents and Arrangements................ 41
   Section 4.06  Antitakeover Provisions................................... 42
   Section 4.07  Additional Agreements..................................... 42
   Section 4.08  Publicity................................................. 42
   Section 4.09  Notification of Certain Matters........................... 42
   Section 4.10  Indemnification........................................... 43
   Section 4.11  Shareholders' Meetings.................................... 44
   Section 4.12  Registration Statement.................................... 44
   Section 4.13  Affiliate Letters......................................... 45

   Section 4.14  Tax Opinion............................................... 45
   Section 4.15  Tax-Free Reorganization Treatment......................... 45
   Section 4.16  Listing................................................... 45
   Section 4.17  Affiliate Purchases....................................... 46

                                   ARTICLE V

                          CONDITIONS TO CONSUMMATION

   Section 5.01 Conditions to Each Party's Obligations..................... 46
   Section 5.02  Conditions to the Obligations of the Purchaser under this Agreement............................................ 46
   Section 5.03  Conditions to the Obligations of the Seller under this Agreement............................................ 49

                                  ARTICLE VI

                                  TERMINATION


   Section 6.01  Termination............................................... 51
   Section 6.02  Effect of Termination..................................... 53
   Section 6.03  Third Party Termination................................... 53
   Section 6.04  Specific Enforceability................................... 54

                                  ARTICLE VII

                  CLOSING, EFFECTIVE DATE AND EFFECTIVE TIME

   Section 7.01  Effective Date and Effective Time......................... 54
   Section 7.02  Deliveries at the Closing................................. 54

                                 ARTICLE VIII

                                 OTHER MATTERS

   Section 8.01  Certain Definitions; Interpretation....................... 55
   Section 8.02  Non-Survival of Representations, Warranties,
                 Covenants and Agreements.................................. 55
   Section 8.03  Amendment................................................. 55
   Section 8.04  Waiver.................................................... 55
   Section 8.05  Counterparts.............................................. 56
   Section 8.06  Governing Law............................................. 56
   Section 8.07  Expenses.................................................. 56
   Section 8.08  Notices................................................... 56
   Section 8.09  Entire Agreement; Etc..................................... 57
   Section 8.10  Assignment................................................ 57
   Section 8.11  Schedules Not Admissions.................................. 57


                               LIST OF EXHIBITS

Exhibit A   Affiliates Agreement

      This is an AGREEMENT AND PLAN OF MERGER, dated as of the 22nd day of April, 1996 (this "Agreement"), by and between Pinnacle Banc Group, Inc., an Illinois corporation (the "Purchaser"), and Financial Security Corp., a Delaware corporation (the "Seller").

                            INTRODUCTORY STATEMENT

      WHEREAS, the Boards of Directors of the Purchaser and the Seller have approved, and deem it advisable and in the best interests of their respective companies and their shareholders to merge with and into Purchaser, upon the terms and conditions set forth herein;

      WHEREAS, it is intended for Federal income tax purposes that the Merger (as hereinafter defined) shall qualify as a reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"); and

      WHEREAS, the Purchaser and the Seller desire to make certain representations, warranties and agreements in connection with the business combination transaction provided for herein and to prescribe various conditions to such transaction.

      NOW THEREFORE, in consideration of their mutual promises and obligations hereunder, the parties hereto adopt and make this Agreement and prescribe the terms and conditions hereof and the manner and basis of carrying it into effect, which shall be as follows:

                                   ARTICLE I

                                  THE MERGER

      SECTION 1.01 STRUCTURE OF THE MERGER. Upon the terms and subject to the conditions of this Agreement, on the Effective Date (as defined in Section 7.01), Seller shall merge (the "Merger") with and into the Purchaser and such Merger is intended to qualify as a tax-free reorganization under Section 368(a) of the Code; the separate existence of Seller shall cease; Purchaser shall be the surviving corporation in the Merger (the "Surviving Corporation"); and all property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares, and all other choses in action, and all and every other interest, of or belonging to or due to each of Purchaser and Seller, shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; and the title to any real estate, or any interest therein, vested in any of such corporations shall not revert or be in any way impaired by reason of the Merger; all in accordance with the applicable laws of the State of Illinois or any other applicable laws. At the Effective Time (as defined in Section 7.01), the Certificate of Incorporation and Bylaws of the Purchaser shall become the Certificate of Incorporation and Bylaws of the Surviving Corporation. At the Effective Time, the directors and officers of the Purchaser shall become the directors and officers of the Surviving Corporation.

      SECTION 1.02  EFFECT ON OUTSTANDING SHARES.

      (a) Each share of common stock, $4.69 par value of the Purchaser ("Purchaser Common Stock") that is issued and outstanding immediately prior to the Effective Time shall continue to be an issued and outstanding share of Purchaser Common Stock from and after the Effective Time; and

      (b) Subject to Sections 1.03(f), 1.06, and 1.08 hereof at the Effective Time, by virtue of the Merger, each share of common stock, $.01 par value of Seller ("Seller Common Stock") issued and outstanding immediately prior to the Effective Time shall cease to be outstanding, shall be deemed surrendered and each such share shall be converted into and become the right to receive one of the following:

           (i)   the  right  to   receive   an   amount  in   cash  (the   "Cash
                 Distribution(s)") equal to $28.50; or

           (ii) the right to receive 0.8803 shares of Purchaser Common Stock (the "Exchange Ratio") (the "Stock Distribution(s)") subject to Section 1.02(c); or

           (iii) the right to receive an amount in cash equal to 30% of the Cash Distribution and shares of Purchaser Common Stock equal to 70% of the Exchange Ratio, (the "Combined Distribution(s)") subject to Section 1.02(c);

as the holder  thereof  shall  elect or be deemed to have  elected  pursuant  to
Section 1.03 of this Agreement (the aggregate of the Cash Distributions, the Stock Distributions and the Combined Distributions payable and/or issuable pursuant to this Agreement at the Effective Time is sometimes hereinafter collectively referred to as the "Merger Consideration").

      Shares of Seller Common Stock held by Seller or any of it Subsidiaries as defined in Section 2.01(a)(ii) of this Agreement, or by Purchaser or any of its subsidiaries, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be cancelled after the Effective Time. In addition, no Dissenting Shares (as defined in Section 1.05 of this Agreement) shall be converted pursuant to this Section 1.02 but shall be treated in accordance with the procedures set forth in Section 1.05 of this Agreement.

      (c)  Notwithstanding Section 1.02(b)(ii) and (iii) above,

           (i) if the Purchaser Average Stock Price (as defined below) is greater than $35.00 per share, then on the business day prior to the Closing Date, the Exchange Ratio shall be adjusted such that the stock consideration shall equal $31.00 divided by the Purchaser Average Stock Price, provided that, if the Purchaser Average Stock Price exceeds $37.00 per share, the Exchange Ratio shall be .8378 and Purchaser shall have the option of terminating this Agreement pursuant to Section 6.01(f) hereof; provided, however, that Purchaser
                                              --------   -------
shall not have an option
to terminate pursuant hereto if not later than two business days prior to the Closing Date, Seller has agreed to modify the Exchange Ratio to be the quotient of $31.00 divided by the Purchaser Average Stock Price; or

           (ii) if the Purchaser Average Stock Price is less than $30.00 per share, then on the business day prior to the Closing Date, the Exchange Ratio shall be adjusted such that the stock consideration shall equal $26.00 divided by the Purchaser Average Stock Price, provided that, if the Purchaser Average Stock Price is less than $28.00 per share, the Exchange Ratio shall be .9286 and Seller shall have the option of terminating this Agreement pursuant to Section 6.01(g) hereof; provided, however, that Seller shall not have an option to
                  --------   -------
terminate pursuant hereto if not later than two business days prior to the Closing Date Purchaser has agreed to modify the Exchange Ratio to be the quotient of $26.00 divided by the Purchaser Average Stock Price.

      (d) The "Purchaser Average Stock Price" means the average of the closing prices per share of Purchaser Common Stock reported by the National Association of Securities Dealers, Inc. ("NASD") on the ten (10) trading days on which one or more trades actually occurs immediately prior to the second business day preceding the Closing Date.

      SECTION 1.03  CONVERSION ELECTION PROCEDURES.

      (a) Concurrently with the mailing to the shareholders of Seller of the "Proxy Statement" (as defined in Section 2.01(bb) of this Agreement), including the prospectus contained in the "Registration Statement" (also as defined in Section 2.01(bb) of this Agreement) and at least thirty-five days prior to an anticipated Effective Date or on such date as mutually agreed upon by Purchaser and Seller, Purchaser shall cause the "Exchange Agent" (as defined in this Section 1.03(a) below) to mail to each holder of record of Seller Common Stock a form of election in such form as Purchaser and Seller shall mutually agree (an "Election Form") on which such holder shall make the election as provided for in
Section 1.03(b) of this Agreement. Purchaser shall cause an Election Form and other appropriate and customary materials for the purpose of making the election provided for in Section 1.03(b) of this Agreement to be sent to each holder of Seller Common Stock who Seller advises Purchaser has become a holder of Seller Common Stock after the record date of the special meeting of shareholders called to vote upon this Agreement and the Merger. Seller shall have the right to review both the Election Form and other election materials and provide reasonable comments thereon. "Exchange Agent" shall mean Harris Trust and Savings Bank, or such other bank or trust company or affiliate thereof selected by Purchaser and reasonably acceptable to Seller to effect the exchange of certificates formerly representing shares of Seller Common Stock (each a "Certificate," collectively "Certificates") for the Merger Consideration.

      (b) Each Election Form shall specify the type(s) and amounts of each such type of Merger Consideration receivable by the holder of Seller Common Stock in the Cash Distribution, the Stock Distribution and the Combined Distribution and shall permit each such holder to elect to receive, as provided in Section 1.02 of this Agreement, (i) the Cash Distribution (in which case, such holder's shares of Seller Common Stock shall be deemed to be and shall be referred to herein as "Cash Election Shares"), (ii) the Stock Distribution (in which case, such holder's shares of Seller Common Stock shall be deemed to be and shall be referred to herein as "Stock Election Shares"), or
(iii) the Combined Distribution (in which case, such holder's shares of Seller Common Stock shall be deemed to be and shall be referred to herein as "Combined Election Shares").

      (c) Any shares of Seller Common Stock with respect to which the holder thereof shall not, as of the "Election Deadline" (as defined in this Section 1.03(c) below), have made an election to receive either the Cash Distribution, the Stock Distribution or the Combined Distribution (such holder's shares being deemed to be and shall be referred to herein as "No Election Shares") by submission to the Exchange Agent of an effective, properly completed Election Form shall be deemed to be Stock Election Shares. "Election Deadline" shall mean 5:00 p.m., local time, on the day prior to the date of the special meeting of shareholders of Seller called to vote upon this Agreement and the Merger or such other date mutually agreed to by the Seller and Purchaser.

      (d) For purposes of Section 1.03(f) of this Agreement, any Dissenting Shares shall be deemed to be Cash Election Shares; provided, however, that such
                                                   --------   -------
Dissenting Shares shall in all cases be payable in cash and shall not be subject to pro rata reduction, if required, of the Cash Distribution payable in conversion of the other Cash Election Shares as set forth in Section 1.03(f) of this Agreement. In addition, for purposes of Section 1.03(f) of this Agreement, the number of shares ("Seller Stock Options") of Seller Common Stock that are issuable upon the exercise of any stock options granted by Seller and disclosed to Purchaser in writing shall be exchanged pursuant to Section 4.03 and shall not be subject to any pro rata reduction under Section 1.03(f); provided,
                                                                       --------
however,  that such Seller  Stock  Options  shall in all cases be payable,  upon
- - -------
exercise in accordance with the terms of the plan and/or agreement under which they were issued and/or evidenced, in shares of Purchaser Common Stock.

      (e) Any election for purposes of Section 1.03(b) of this Agreement shall be effective only if the Exchange Agent shall have received the properly completed Election Form by the Election Deadline. Any Election Form may be revoked or changed by the person submitting such Election Form or any other person to whom the shares that are the subject of the Election Form are subsequently transferred. Such revocation or change shall be effected by written notice by such person to the Exchange Agent provided such notice is received by the Exchange Agent at or prior to the Election Deadline. All Election Forms shall be deemed to be revoked if the Exchange Agent is notified in writing by either Purchaser or Seller that this Agreement has been terminated in accordance with its terms (with a copy of such writing to be provided to Purchaser or Seller, as appropriate). The Exchange Agent shall have reasonable discretion to determine when any election, modification or revocation is received or whether any such election, modification or revocation is effective, consistent with the duty of the Exchange Agent to give effect to such elections, modifications or revocations to the maximum extent possible.

      (f) As soon as practicable after the Election Deadline, Purchaser shall cause the Exchange Agent to allocate among the holders of Seller Common Stock the right to receive the Cash Distribution, as follows:

           If the total number of shares of Purchaser Common Stock issuable to all holders of Stock Election Shares and Combined Election Shares is insufficient in the reasonable judgment of Muldoon Murphy & Faucette ("MMF") to allow it to render the opinion required by Section 4.14 of this Agreement, then, MMF shall notify the Exchange Agent as to the number of additional shares of Purchaser Common Stock that will be required to be issued in the Merger in order to allow MMF to render such opinion in its reasonable judgment (the "Minimum Share Notice"); provided, however, the aggregate Merger Consideration
                   --------    -------
(calculated using the Exchange Ratio and the Purchaser Average Stock Price) so determined consists of at a minimum 55% stock consideration (or such higher percentage of stock consideration that MMF considers necessary to qualify the Merger as a tax free reorganization within the meaning of Section 368(a) of the
Code).

           Upon receipt of the Minimum Share Notice, the Exchange Agent shall reallocate the Merger Consideration payable to each holder of Cash Election Shares pro rata (based upon the number of Cash Election Shares owned by such holder as compared with the total number of Cash Election Shares owned by all holders) such that the holders of Cash Election Shares will receive the number of shares of Purchaser Common Stock which in the aggregate will equal the number of shares of Purchaser Common Stock set forth in the Minimum Share Notice to the Exchange Agent and such holders will receive the balance of the Merger Consideration, if any, to which each such holder is entitled to receive pursuant to the Merger (determined by (x) computing the value of the Merger Consideration to which each such holder is entitled to receive pursuant to the Merger by multiplying the number of shares of Seller Common Stock owned at the Effective Time by the per share value of the Merger Consideration and (y) subtracting from the amount determined in (x) above the value of the shares of Purchaser Common Stock issued pursuant to this Section 1.03(f)) in cash.

      (g) The computation of the pro rata computations utilized in the reallocations and the reallocated payments of the Merger Consideration contemplated by Section 1.03(f) of this Agreement shall be made by the Exchange Agent in the reasonable exercise of its discretion.

      (h) Each separate entry on the Seller's Shareholder List (as provided pursuant to Section 1.07 hereof) shall be presumed to represent a separate and distinct holder of record of Seller Common Stock. Shares held of record by a bank, trust company, broker, dealer or other recognized nominee shall be deemed to be held by a single holder unless the nominee advises the Exchange Agent otherwise in writing. In such case, each of the beneficial owners shall be treated as a separate holder and either directly or through such nominee may submit a separate Election Form for shares of Seller Common Stock that are beneficially owned.

     (i) Any provisions of the preceding paragraphs of this Section 1.03 to the contrary notwithstanding, if a holder of Seller Common Stock in two or more different names so certifies in writing on or before the Election Deadline, such shareholder may submit a single Election Form for all such shares subject to the certification and shall be treated for purposes of this Section 1.03 as a single holder.

      SECTION 1.04  EXCHANGE PROCEDURES.

      (a) At the Effective Time, Purchaser shall have granted the Exchange Agent the requisite power and authority to effect for Purchaser the issuance of the number of shares of Purchaser Common Stock to be issued in the Merger and the payment of the amount of cash to be paid in the Merger. Promptly after consummation of the Merger, Purchaser shall deposit, or shall cause to be deposited, with the Exchange Agent, for the benefit of the holders of shares of Seller Common Stock for exchange in accordance with this Article I, through the Exchange Agent, (i) certificates evidencing such number of shares of Purchaser Common Stock equal to the number of shares to be issued pursuant to Section 1.02 and (ii) cash in the amount equal to the aggregate amount of cash to be paid to shareholders pursuant to Section 1.02 (such certificates for shares of Purchaser Common Stock, together with any dividends or distributions with respect thereto and cash, being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Purchaser Common Stock and cash contemplated to be issued pursuant to Section 1.02 out of the Exchange Fund. Except as contemplated by Section 1.06 hereof, the Exchange Fund shall not be used for any other purpose.

      (b) As soon as practicable following the Effective Time, but in no event later than ten (10) days thereafter, the Exchange Agent shall mail to the holders of record of a Certificate or Certificates of Seller Common Stock, as identified on the Seller Shareholder List provided pursuant to Section 1.07 hereof, (1) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificate shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Purchaser and Seller shall mutually agree upon) and (2) instructions for use in effecting the surrender of the Certificates in exchange for Certificates evidencing shares of Purchaser Common Stock or cash. Seller shall have the right to review both the letter of transmittal and any other transmittal materials prior to the Effective Time and provide reasonable comments thereon. Upon surrender of a Certificate to the Exchange Agent together with such letter of transmittal, duly executed, and such other customary documents in proper form as may be required pursuant to such instructions, the holder of such Certificates shall be entitled to receive in exchange therefor (A) certificates evidencing that number of whole shares of Purchaser Common Stock which such holder has the right to receive in respect of the shares of Seller Common Stock formerly evidenced by such Certificate, in accordance with Section 1.02, (B) cash to which such holder is entitled to receive in accordance with Section 1.02, (C) cash in lieu of fractional shares of Purchaser Common Stock to which such holder is entitled pursuant to Section
1.06 and (D) any dividends or other distributions to which such holder is entitled pursuant to Section 1.04, and the Certificate so surrendered shall be cancelled.

      (c) Subject to Section 1.07 hereof, after the Effective Time, each holder of a Certificate that surrenders such Certificate or in lieu thereof, any reasonable documentation required by the Purchaser for a lost, stolen, or mutilated Certificate (the "Required Documentation") to the Exchange Agent, with a properly completed and executed letter of transmittal with respect to such Certificate, will be entitled to a certificate or certificates representing the stock component of the Merger Consideration and/or a payment representing the cash component of the Merger Consideration.

      (d) Each outstanding Certificate, until duly surrendered to the Exchange Agent, shall be deemed to evidence ownership of the Merger Consideration into which the stock previously represented by such Certificate shall have been converted pursuant to this Agreement.

      (e) After the Effective Time, holders of Certificates shall cease to have rights with respect to the stock previously represented by such Certificates, and their sole rights shall be to exchange such Certificates for the Merger
Consideration issuable or payable in the Merger. After the closing of the transfer books as described in Section 1.07 hereof, there shall be no further transfer on the records of Seller of Certificates, and if such Certificates are presented to Seller for transfer, they shall be cancelled against delivery of the Merger Consideration. Neither Purchaser nor the Exchange Agent shall be obligated to deliver the Merger Consideration to which any former holder of Seller Common Stock is entitled as a result of the Merger until such holder surrenders the Certificates or the Required Documentation as provided herein. No interest will be accrued or paid on the cash component of the Merger Consideration. No dividends or distributions declared after the Effective Time on the Purchaser Common Stock representing the stock component of the Merger Consideration will be remitted to any person entitled to receive such stock component of the Merger Consideration under this Agreement until such person surrenders the Certificate representing the right to receive such Purchaser Common Stock or furnishes the Required Documentation, at which time such dividends or declarations shall be remitted to such person, without interest and less any taxes that may have been imposed thereon. Neither the Exchange Agent nor any party to this Agreement nor any affiliate thereof shall be liable to any holder of stock represented by any Certificate for any Merger Consideration issuable or payable in the Merger that is paid to a public official pursuant to applicable abandoned property, escheat or similar laws without interest on the cash component, but with accrued but unpaid dividends on the Purchaser Common Stock.

      (f) Any portion of the Exchange Fund which remains undistributed to holders of Seller Common Stock for eighteen (18) months after the Effective Time shall be delivered to Purchaser, upon demand and any holders of Seller Common Stock who have not theretofore complied with this Article I shall thereafter look only to Purchaser for the Merger Consideration to which they are entitled without interest on the cash component, but with accrued and unpaid dividends on the Purchaser Common Stock.

      SECTION 1.05  DISSENTING SHARES.

           (a) Notwithstanding any other provision of this Agreement to the contrary, any holder of Seller Common Stock otherwise entitled to receive Merger Consideration for each of his or her shares shall be entitled to demand payment of the fair cash value of such shares as specified in Section 262 of the Delaware General Corporation Law ("DGCL") if the holder follows the procedure specified therein. These shares shall hereafter be specified as "Dissenting Shares." Any holders of Dissenting Shares shall be entitled to payment for such shares only to the extent permitted by and in accordance with the provisions of such law, and Purchaser shall cause the surviving corporation to pay such consideration with funds provided by the Purchaser. Any Dissenting Share shall not, after the Effective Time, be entitled to vote for any purpose or receive any dividends or other distributions and shall not be converted into the Merger Consideration as provided in Section 1.02 hereof; provided, however, that shares of Seller Common Stock held by a dissenting stockholder who subsequently withdraws a demand for payment, fails to comply fully with the requirements of the DGCL, or otherwise fails to establish the right to such stockholder to be paid for fair cash value of such stockholder's shares under the DGCL shall be deemed to be converted into the right to receive the Merger Consideration in cash pursuant to the terms and conditions specified herein.

           (b) Each party hereto shall give the other prompt notice of any written demands for the payment of the fair value of any shares, withdrawals of such demands, and any other instruments, served pursuant to the DGCL received by such party, and Seller shall give Purchaser the opportunity to participate in all negotiations and proceedings with respect to such demands. Seller shall not voluntarily make any payment with respect to any demands for payment of fair value and shall not, except with the prior written consent of Purchaser, which consent shall not be unreasonably withheld, settle or offer to settle any such demands.

     SECTION 1.06 NO FRACTIONAL SHARES. Notwithstanding any other provision of this Agreement, neither certificates nor scrip for fractional shares of Purchaser Common Stock shall be issued in the Merger. Each holder who otherwise would have been entitled to a fraction of a share of Purchaser Common Stock shall receive in lieu thereof cash (without interest) in an amount determined by multiplying the fractional share interest to which such holder would otherwise be entitled by the Purchaser Average Stock Price. No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share.

      SECTION 1.07  CLOSING OF STOCK TRANSFER BOOKS.

      (a) The stock transfer books of Seller shall be closed at the end of business on the business day immediately preceding the Closing Date. In the event of a transfer of ownership of Seller Common Stock which is not registered in the transfer records prior to the closing of such record books, the Merger Consideration issuable or payable with respect to such stock may be delivered to the transferee, if the Certificate or Certificates representing such stock is presented to the Exchange Agent accompanied by all documents required to evidence and effect such transfer and all applicable stock transfer taxes are paid.

      (b) At the Effective Time, Seller shall provide Purchaser with a complete and verified list of registered holders of Seller Common Stock based upon its stock transfer books as of the closing of said transfer books, including the names, addresses, certificate numbers and taxpayer identification numbers of such holders (the "Seller Shareholder List"). Purchaser and the

Exchange Agent shall be entitled to rely upon the Seller Shareholder List to establish the identity of those persons entitled to the Merger Consideration specified in this Agreement, which list shall be conclusive with respect thereto.

      SECTION 1.08 ANTI-DILUTION ADJUSTMENTS. If between the date of this Agreement and the Effective Time a share of Purchaser Common Stock shall be changed into a different number of shares of Purchaser Common Stock or a different class of shares by reason of reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or if a stock dividend thereon shall be declared with a record date within such period, then appropriate and proportionate adjustment or adjustments will be made to the stock component of the Merger Consideration to reflect such split, combination, dividend or other distribution.

      SECTION 1.09 MODIFICATION OF STRUCTURE. Notwithstanding any provision of this Agreement to the contrary, Purchaser may elect to modify the structure of the transactions contemplated hereby so long as (i) there are no material adverse federal or state income tax consequences to the Seller and its stockholders or to holders of options to purchase Seller Common Stock as a result of such modification; (ii) the consideration to be paid to holders of Seller Common Stock or Seller Stock Options under this Agreement is not thereby changed in kind or reduced in amount because of such modification; (iii) such modification will not be likely to delay materially or jeopardize receipt of any required regulatory approvals; and (iv) opinions as to these conditions being met are supplied to Seller by a public accountant and law firm, in a form acceptable to Seller but at the sole expense of Purchaser.

      SECTION 1.10 TAKING OF NECESSARY ACTION. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement and to vest Purchaser with full title to all properties, assets, rights, approvals, immunities and franchises of Seller and its Subsidiaries, the officers and directors of Purchaser shall take all such necessary action.

                                  ARTICLE II

                        REPRESENTATIONS AND WARRANTIES

      SECTION 2.01 REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller represents and warrants to the Purchaser that, except as specifically disclosed in the schedules of the Seller delivered to the Purchaser prior to the execution hereof (and making specific reference to the Section or Sections of this Agreement for which an exception is taken) (such schedules, as amended from time to time in the manner provided for in Section 4.09 hereof, shall hereafter be referred to as the "Disclosure Schedules"):

      (a)  Organization.
           ------------

           (i) The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Except for the Seller Bank as defined in this Section 2.01(a), Seller has no direct subsidiaries. The Seller is duly qualified to do business and is in good standing in Illinois and in each other jurisdiction in which the nature of the business conducted or the properties or assets owned or leased by it makes such qualification necessary, except for such failure to qualify or be in such good standing which, when taken together with all such failures, would not have a Material Adverse Effect as hereinafter defined in Section 2.01(h) on the Seller. The Seller is a registered savings and loan holding company under the Home Owners' Loan Act, as amended ("HOLA"). The Seller has the corporate power and authority (including all federal, state, local and foreign government authority) to carry on its business as it is now conducted and to own, lease and operate its properties.

           (ii) Security Federal Savings and Loan Association of Chicago (the "Seller Bank") is a federally chartered stock savings and loan association duly organized, validly existing and in good standing under the laws of the United States. Security Federal Service Corp. is a wholly owned subsidiary of Seller Bank and is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois. (Seller Bank and Security Federal Service Corp. are sometimes referred to herein each as a "Subsidiary" and together as the "Subsidiaries"). Each of the Subsidiaries has the corporate power and authority to carry on its business as it is now conducted and to own, lease and operate its properties, and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted or the properties or assets owned or leased by it makes such qualification necessary, except where the absence thereof, would not, individually or in the aggregate, have a Material Adverse Effect as hereinafter defined in Section 2.01(h) on the Seller. Each subsidiary of Seller Bank, as defined in Section 2.01(a)(ii), is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which the subsidiary is incorporated. Seller Bank's deposits are insured by the Savings Association Insurance Fund ("SAIF") of the Federal Deposit Insurance Corporation ("FDIC") to the maximum extent permitted by law.

           (iii) The Disclosure Schedule 2.01(a) sets forth all of the Subsidiaries of the Seller and all entities (whether corporations, partnerships, or similar organizations), including the corresponding percentage ownership, in which the Seller owns, directly or indirectly, 10% or more of the debt, equity or other proprietary interests as of the date of this Agreement and indicates for each such entity, as of such date, its jurisdiction of organization. The Seller owns, either directly or indirectly, all of the outstanding capital stock of each of the Subsidiaries free and clear of any claim, lien or encumbrance. Except for Seller Bank, no Subsidiary of the Seller is an "insured depository institution" as defined in the Federal Deposit Insurance Act, as amended, and applicable regulations thereunder. All of the shares of capital stock of each of the Subsidiaries held by the Seller or by another Subsidiary of the Seller are fully paid, nonassessable and not subject to any preemptive rights and, except as set forth in the Disclosure Schedule 2.01(a), are owned by the Seller or a Subsidiary of the Seller free and clear of any claims, liens, encumbrances or restrictions (other than those imposed by applicable federal and state securities laws) and there are no agreements or understandings with respect to the voting or disposition of any such shares so held.

      (b)  Capital Structure.
           -----------------

           (i) The authorized capital stock of the Seller consists of three-million (3,000,000) shares of Seller Common Stock, par value $.01 per share (the "Seller Common Stock") and one million (1,000,000) shares of preferred stock, par value $.01 per share (the "Seller Preferred Stock"). As of the date hereof: (A) 1,550,846 shares of Seller Common Stock were issued and outstanding (which includes outstanding share awards under the Security Federal Savings and Loan Association Recognition and Retention Plans ("ARP"), and the Financial Security Corp. 1995 Long Term Incentive Plan) (the "Incentive Plan"), and no shares of Seller Preferred Stock were issued or outstanding; (B) 103,531 shares of Seller Common Stock were subject to outstanding stock option awards;
(C) no shares of Seller Preferred Stock were reserved for issuance; (D) 246,082 shares of Seller Common Stock were held by the Seller in its treasury (which are not included in aforesaid shares which are issued and outstanding), and (E) 58,941 share awards and 84,699 options in the Incentive Plan were authorized but have not been granted. All outstanding shares of Seller Common Stock are validly issued, fully paid and nonassessable and not subject to any preemptive rights. The Disclosure Schedule 2.01(b) sets forth a complete and accurate list of all options, warrants, calls, or commitments or other agreements to purchase Seller Common Stock outstanding, including the dates of grant, exercise prices, dates of vesting, dates of termination and shares subject to option for each grant.

           (ii) As of the date of this Agreement, except for this Agreement and as set forth in the Disclosure Schedule 2.01(b), neither the Seller nor any of its Subsidiaries is a party to or is bound by any outstanding subscriptions, options, warrants, calls, rights, convertible securities, commitments or agreements of any character obligating the Seller or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, any additional shares of capital stock of the Seller or any of its Subsidiaries or obligating the Seller or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right, convertible security, commitment or agreement. As of the date hereof, there are no outstanding contractual obligations of the Seller or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Seller or any of its Subsidiaries.

      (c)  Authority. The Seller has all requisite corporate power and authority
           ---------
to enter into this Agreement and, subject to approval of this Agreement by the requisite vote of the shareholders of the Seller and approval of regulators, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and, subject to the approval of this Agreement by the requisite vote of the shareholders of the Seller and approval of regulators, the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Seller. This Agreement has been duly executed and delivered by the Seller and, assuming due execution and delivery by the Purchaser constitutes a valid and binding obligation of the Seller, enforceable in accordance with its terms subject to applicable conservatorship, receivership, bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity (including without limitation specific performance), whether applied in a court of law or a court of equity.

      (d)  Shareholder  Approvals.  The Board of  Directors  of the  Seller  has
           ----------------------
directed that this Agreement and the transactions contemplated hereby be submitted to the Seller's shareholders for approval at a meeting of such shareholders and, except for adoption of this Agreement by the requisite vote of the Seller's shareholders, no other shareholder action is necessary to approve this Agreement and to consummate the transactions contemplated hereby. The Board of Directors will recommend that the shareholders approve the transaction subject to their fiduciary duties and will exempt the transaction from Section 203 of DGCL. The approval of the majority of the outstanding shares of Seller Common Stock entitled to vote is required for approval of this Agreement and to consummate the transactions contemplated hereby. The Board of Directors of the Seller has received the opinion of Hovde Financial, Inc. to the effect that the Merger Consideration to be received by the shareholders of the Seller is fair, from a financial point of view, to such shareholders.

      (e)  No  Violations. Subject to approval of this Agreement by the Seller's
           --------------
shareholders and the regulatory agencies referred to in Section 2.01(g)(ii), the execution, delivery and performance of this Agreement by the Seller do not, and the consummation of the transactions contemplated hereby by the Seller will not, constitute (i) a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of the Seller or any Subsidiary of the Seller or to which the Seller or any of its Subsidiaries (or any of their respective properties) is subject, which breach, violation or default would, individually or in the aggregate, have a Material Adverse Effect as hereinafter defined in
Section 2.01(h) on Seller or on Seller's ability to consummate the transactions contemplated hereby, (ii) a breach or violation of, or a default under, the certificate or articles of incorporation or Bylaws of the Seller or any Subsidiary of the Seller or (iii) a breach or violation of, or a default under (or an event which with due notice or lapse of time or both would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of the Seller or any Subsidiary of the Seller under, any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which the Seller or any Subsidiary of the Seller is a party, or to which any of their respective properties or assets may be bound or affected, except for any of the foregoing that, individually or in the aggregate, would not have a Material Adverse Effect on the Seller.

      (f)  Consents.  Except  as  referred  to herein  or in  connection,  or in
           --------
compliance, with the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the HOLA, the Bank Merger Act, as amended (the "BMA"), the rules and regulations of the Federal Reserve Board, the rules and regulations of the Office of Thrift Supervision ("OTS"), and the environmental, corporation, securities or blue sky laws or regulations of the various states, no filing or registration with, or authorization, consent or approval of, any public body or authority is necessary for the consummation by the Seller of the Merger or the other transactions contemplated by this Agreement, other than filings, registrations, authorizations, consents or approvals the failure to make or obtain would not have a Material Adverse Effect on the Seller.

      (g)  Reports.
           -------

           (i) As of their respective dates, neither the Seller's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995, nor any other document filed subsequent to December 31, 1995 under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, each in the form (including any documents specifically incorporated by reference therein) filed with the Securities and Exchange Commission ("SEC") (collectively, the "Seller's Reports"), contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, provided, however, that no representation is made herein with respect to any Exhibits to the Seller's Reports that are not specifically incorporated by reference therein and that Seller's amendment of any Seller's Report, in and of itself, in response to SEC comments will not be violative of this section. Each of the balance sheets of the Seller or its Subsidiaries contained or specifically incorporated by reference in the Seller's Reports (including in each case any related notes and schedules) fairly presented the financial position of the entity or entities to which it relates as of its date and each of the statements of income and of changes in shareholders' equity and of cash flows of the Seller or its Subsidiaries, contained or specifically incorporated by reference in the Seller's Reports (including in each case any related notes and schedules) (collectively the "Financial Statements"), fairly presented the results of operations, shareholders' equity and cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein (subject, in the case of unaudited interim statements, to normal year-end audit adjustments), in each case in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as may be noted therein.

           (ii) The Seller and each of its Subsidiaries have each filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 1995 with (A) the SEC, (B) the OTS, (C) the FDIC, (D) any state banking commission or other banking regulatory authority (collectively, the "Regulatory Agencies") and (E) the National Association of Securities Dealers, Inc. and any other self-regulatory organization ("SRO"), and have paid all fees and assessments due and payable in connection therewith, except for those fees and assessments that would not be material.

      (h)  Absence of Certain  Changes or  Events.  Except as  disclosed  in the
           --------------------------------------
Seller's Reports filed prior to the date of this Agreement, (i) from December 31, 1995 to the date hereof, the Seller and its Subsidiaries have not, except as set forth in the Disclosure Schedule 2.01(h), incurred any material liability, other than in the ordinary course of their business consistent with past practice, and (ii) since December 31, 1995, there has not been any condition, event, change or occurrence that, individually or in the aggregate, has had, or is reasonably likely to have, a Material Adverse Effect on the Seller or a Subsidiary. Material Adverse Effect, with respect to a person, means a material adverse effect upon (A) the business, properties, assets, financial condition or results of operations, in each case, of the Seller or its Subsidiaries or Purchaser or its subsidiaries, as appropriate either individually or taken as a whole, or (B) the ability of such person to consummate the transactions contemplated by this Agreement; it being understood that a Material Adverse Effect shall not include:
(i) a change with respect to, or effect on, the Seller and its Subsidiaries resulting from a change in law, rule, regulation, generally accepted accounting principles or regulatory accounting principles, including any change in the treatment of bad debt reserves as such would apply to the financial statements of the Seller on a consolidated basis; (ii) a change with respect to, or effect on, the Seller and its Subsidiaries resulting from expenses (such as legal, accounting and investment bankers' fees) incurred in connection with this Agreement or the transactions contemplated hereby; (iii) a change with respect to, or effect on, the Seller or its Subsidiaries resulting from any other matter affecting depository institutions generally including, without limitation, changes in general economic conditions and changes in prevailing interest and deposit rates; or (iv) any one-time special insurance premium assessed by the FDIC on deposits insured by the SAIF.

     (i)  Taxes.  All federal, state, and local tax returns required to be filed
          -----
by or on behalf of the Seller or any of its Subsidiaries have been timely filed or requests for extensions have been timely filed (and any such extension shall have been granted and not have expired). All taxes, owed by Seller or any of its Subsidiaries (whether or not shown on the returns) and all taxes required to be shown on returns for which extensions have been granted, have been paid in full or adequate provision has been made for any such taxes on the Seller's balance sheet as of December 31, 1995 (in accordance with GAAP). Since December 31, 1995, there has been no audit examination of the Seller by the Internal Revenue Service ("IRS) and the latest audit examination of the Seller by the applicable taxing authority of the State of Illinois was October 26, 1995 for the tax years ended 1990, 1991, 1992 and 1993. Except as set forth in Disclosure Schedule 2.01(i), as of the date of this Agreement, there is no audit examination, deficiency, claim, or refund litigation with respect to any taxes of the Seller or any of its Subsidiaries, and no claim or assessment has been made by any authority in a jurisdiction where the Seller or any of its Subsidiaries do not file tax returns and the Seller or any such Subsidiary is subject to taxation. All taxes, interest, additions, and penalties due with respect to completed and settled examinations or concluded litigation relating to the Seller or any of its Subsidiaries have been paid in full or adequate provision has been made for any such taxes on the Seller's balance sheet as of December 31, 1995 (in accordance with GAAP). Except as set forth in Disclosure Schedule 2.01(i), the Seller and its Subsidiaries have not executed an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect. Except as set forth in Disclosure Schedule 2.01(i), the Seller and each of its Subsidiaries have withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party, and the Seller and each of its Subsidiaries have timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the Code and similar applicable state and local information reporting requirements, except in each case for such failure to withhold, pay or comply that would not, individually or in the aggregate, result in a Material Adverse Effect on the Seller.

      (j) Absence of Claims. Except as set forth in Disclosure Schedule 2.01(j),
          -----------------
neither Seller, nor any of its Subsidiaries, nor any of their respective directors and officers is a party to any pending litigation, legal, administrative, arbitration or other proceeding, before any court or governmental agency ("Claim"), and Seller is not aware of any threatened Claim against Seller, or any of its Subsidiaries, which are reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Seller or its Subsidiaries or to materially hinder or delay consummation of the transactions contemplated hereby. Except as set forth in Disclosure Schedule 2.01(j), there are no orders of any regulatory or governmental authorities or any judgments against the Seller or any of its Subsidiaries, directors or officers which are reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Seller or its Subsidiaries or to materially hinder or delay consummation of the transaction contemplated hereby.

      (k)  Absence  of  Regulatory  Actions.  Except as set forth in  Disclosure
           --------------------------------
Schedule 2.01(k), and excluding reports of examination by Regulatory Agencies, neither the Seller nor any of its Subsidiaries is a party to any cease and desist order, written agreement or memorandum of understanding with, or a party to any commitment letter or similar written undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, federal or state governmental authorities charged with the supervision or regulation of depository institutions or depository institution holding companies or engaged in the insurance of bank and/or savings and loan deposits ("Regulatory Agency") nor has it been advised by any Regulatory Agency that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar written undertaking.

      (l)   Agreements.
            ----------

            (i)  Except for this Agreement and except as disclosed in Disclosure
Schedule 2.01(l), neither the Seller nor any of its Subsidiaries is a party to a written or, to the Seller's knowledge, oral (A) agreement (other than data processing, software programming and licensing contracts entered into in the ordinary course of business and customary real estate brokerage commissions in connection with the sale of REO) not terminable on thirty (30) days' or less notice, and providing for payments in excess of $50,000 per annum, (B) agreement with any executive officer or other key employee of the Seller or any of its Subsidiaries the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Seller or any of its Subsidiaries of the nature contemplated by this Agreement, (C) agreement with respect to any executive officer or employee of the Seller or any of its Subsidiaries providing for other than at-will employment, (D) agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan, stock purchase plan, or any other non-qualified compensation plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, or (E) agreement containing covenants that limit the ability of the Seller or any of its Subsidiaries to compete in any line of business or with any person, or that involve any restriction on the geographic area in which or method by which, the Seller (including any successor thereof) or any of its Subsidiaries may carry on its business (other than as may be required by law or any regulatory agency).

            (ii) Neither the Seller nor any of its Subsidiaries is in default under or in violation of any provision, and is not aware of any fact or circumstance that has been or could be alleged to constitute a default or violation, of its Certificate of Incorporation or Bylaws or any note, bond, indenture, mortgage, deed of trust, loan agreement or other agreement to which it is a party or by which it is bound or to which any of its respective properties or assets is subject, other than such defaults or violations as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Seller or Seller Bank and has not waived and will not waive prior to the Effective Time, any material right under any material contract or commitment.

      (m)  Labor  Matters.  Neither the Seller nor any of its Subsidiaries  is a
           --------------
party to, or is bound by, any collective bargaining agreement, contract, or other agreement or understanding with a labor union or labor organization with respect to its employees. Neither the Seller nor any of its Subsidiaries is the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it or any such Subsidiary to bargain with any labor organization as to wages and conditions of employment, nor is the management of the Seller aware of any strike, other labor dispute or organizational effort involving the Seller or any of its Subsidiaries that is pending or threatened that individually or in the aggregate would result in a Material Adverse Effect on the Seller.

      (n)  Employee Benefit Plans.
           ----------------------

           (i) Disclosure Schedule 2.01(n) contains a complete list of all employee, retiree or director pension, retirement, stock option, stock purchase, restricted stock, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, supplemental income, supplemental retirement, consulting, bonus, group insurance, key executive officer insurance, severance and any other benefit plans, employment contracts (providing termination, change in control, or severance payments), agreements, arrangements, or policies including, but not limited to, employee benefit plans, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), incentive and welfare policies, contracts, plans and arrangements and all trust agreements related thereto, maintained or which have been maintained or to which Seller or any of its Subsidiaries is or has been a party or subject with respect to any present or former directors, officers, or other employees of the Seller or any of its Subsidiaries (hereinafter referred to collectively as the "Employee Plans"), except for any such plans, contracts, agreements or arrangements involving liabilities or expenses not exceeding $10,000 individually or in the aggregate. All of the Employee Plans comply in all material respects with all applicable requirements of ERISA, the Code and other applicable laws, orders, rules and regulations; neither the Seller nor any of its Subsidiaries has engaged in a "prohibited transaction" (as defined in
Section 406 of ERISA or Section 4975 of the Code) with respect to any Employee Plan. Seller and its Subsidiaries have complied with the health care continuation coverage requirements of Section 4980B of the Code and Sections 601 through 608 of ERISA. No liability to the Pension Benefit Guaranty Corporation has been incurred and, except as described on Disclosure Schedule 2.01(n), there exists no fact or circumstance which would cause the Seller to incur any such liability with respect to any Employee Plan which is subject to Title IV of ERISA ("Pension Plan"), or with respect to any "single-employer plan" (as defined in Section 4001(a)(15) of ERISA) currently or formerly maintained by the Seller or any entity which is considered one employer with the Seller under
Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate"). Except as described on Disclosure Schedule 2.01(n), no Pension Plan had an "accumulated funding deficiency" (as defined in Section 302 of ERISA (whether or not waived) as of the last day of the end of the most recent plan year ending prior to the date hereof; the present value of the "benefit liabilities" (as defined in
Section 4001(a)(16) of ERISA) under each Pension Plan as of the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such Pension Plan as of the date hereof does not exceed the fair market value of the assets of such Pension Plan, and no notice of a "reportable event" (as defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived has been required to be filed for any Pension Plan within the 12-month period ending on the date hereof. Neither the Seller nor any Subsidiary of the Seller has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code. Neither the Seller, its Subsidiaries, nor any ERISA Affiliate currently contributes or, since December 31, 1988, has contributed to any multiemployer plan, as defined in Section 3(37) of ERISA. Except as disclosed on Disclosure Schedule 2.01(n), each Employee Plan of the Seller or of any of its Subsidiaries which is an employee "pension benefit plan" (as defined in Section 3(2) of ERISA) and which is intended to be qualified under Section 401(a) of the Code (a "Qualified Plan") has received a favorable determination letter from the IRS that the pension benefit plan meets the Tax Reform Act of 1986 and all applicable legislative and regulatory requirements for tax qualification that became effective at the time that the determination letter was issued and the Seller and its Subsidiaries are not aware of any circumstances which would result in revocation of any such favorable determination letter. Each Qualified Plan which is an "employee stock ownership plan" (as defined in Section 4975(e)(7) of the Code) has satisfied all of the applicable requirements of Sections 409 and 4975(e)(7) of the Code and the regulations thereunder in all material respects and any assets of any such Qualified Plan that are not allocated to participants' individual accounts are pledged as security for, and subject to the provisions of Section 4.02(e) of this Agreement may be applied to satisfy, any securities acquisition indebtedness.

           (ii) There is no pending or, to the Seller's knowledge, threatened litigation, administrative action or proceeding relating to any Employee Plan and the Seller has not received any notification from any federal, state or local agency or department asserting that any Employee Plan is not in compliance with any of the statutes, regulations or ordinances that such governmental authority enforces. There has been no announcement or commitment by the Seller or any Subsidiary of the Seller to create an additional Employee Plan, or to amend an Employee Plan except for amendments required by applicable law which do not materially increase the cost of such Employee Plan and except for any plans or amendments expressly described herein or on Disclosure Schedule 2.01(n); and, except as set forth in Disclosure Schedule 2.01(n), the Seller and its Subsidiaries do not have any obligations for post-retirement or post-employment benefits under any Employee Plan (exclusive of any coverage mandated by the Consolidated Omnibus Reconciliation Act of 1986 ("COBRA").

           (iii) With respect to each Employee Plan to the extent applicable, the Seller has supplied to the Purchaser a true and complete copy of (A) the most recent annual report on the applicable form of the Form 5500 series filed with the IRS with all the attachments filed, (B) such Employee Plan, including amendments thereto, (C) each trust agreement and insurance contract relating to such Employee Plan, including amendments thereto, (D) the most recent summary plan description for such Employee Plan, including amendments thereto, if the Employee Plan is subject to Title I of ERISA, (E) the most recent actuarial report or valuation if such Employee Plan is a Pension Plan and (F) the most recent determination letter issued by the IRS if such Employee Plan is a Pension Plan and Qualified Plan.

      (o) Title to Assets.  Except as set forth in Disclosure  Schedule 2.01(o),
          ---------------
the Seller and each of its Subsidiaries has insurable title (subject only to standard title insurance policy exceptions as determined by customary practices in the area in which such properties are located) to its owned real properties (other than real estate owned as a result of foreclosure, transfer in lieu of foreclosure or other transfer in satisfaction of a debtor's obligation previously contracted), except for Liens, as defined below, or such other defects arising by operation of law or which would not, individually or in the aggregate, have a Material Adverse Effect on the Seller. Liens shall mean any claim, encumbrance, or charge on property for payment of a debt, obligation or duty. Each of the Seller and its Subsidiaries has good and valid title to its owned personal property free and clear of all Liens, except for Liens, or other defects arising by operation of law or which would not, individually or in the aggregate, have a Material Adverse Effect on the Seller.

      (p)  Fees.  Except as set forth in  Disclosure  Schedule 2.01(p) and other
           ----
than financial advisory services performed for the Seller by Hovde Financial, Inc. ("Hovde"), the terms of which are set forth in Disclosure Schedule 2.01(p), neither the Seller nor any of its Subsidiaries, nor to Seller's knowledge any of their respective officers, directors, employees or agents, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions, or finder's fees, and no broker or finder has acted directly or indirectly for the Seller or any Subsidiary of the Seller, in connection with this Agreement or the transactions contemplated hereby. The Seller shall pay all costs and expenses prior to the Closing Date for services rendered by Hovde pursuant to the terms set forth in Disclosure Schedule 2.01(p). The Seller shall not be liable for any financial services advisory fees incurred by the Purchaser.

      (q)  Compliance  with  Laws.  The  Seller  and the  Subsidiaries  hold all
           ----------------------
licenses, certificates, permits, franchises and rights from all appropriate federal, state or other public authorities necessary for the conduct of its and their business as it is presently conducted except where the absence thereof would not, individually or in the aggregate, have a Material Adverse Effect on the Seller or materially delay the Merger. Each of the Seller and the Subsidiaries has conducted its business so as to comply in all respects with all applicable federal, state and local statutes, ordinances, regulations or rules, except for possible violations which would not, individually or in the aggregate, have a Material Adverse Effect on the Seller; and neither the Seller nor any of the Subsidiaries is presently charged with, or, to the Seller's knowledge, under governmental investigation with respect to, any actual or alleged material violations of any statute, ordinance, regulation or rule, and neither the Seller nor either of the Subsidiaries is the subject of any pending or, to the Seller's knowledge, threatened material proceeding by any regulatory authority having jurisdiction over its business, properties or operations. Except as set forth in Disclosure Schedule 2.01(q), to the best of Seller's knowledge no federal, state or local government, agency, commission or entity has initiated any formal proceeding or inquiry into the business or operations of Seller or Seller Bank within the past five years.

      (r)   Environmental Matters.
            ---------------------

            (i) For purposes of this Agreement, the following terms shall have the following respective meanings:

                  (A) "Environmental Law(s)" means any law, regulation, rule, ordinance or similar requirement which governs or protects the environment enacted by the United States, any state, or any county, city or agency or subdivision of the United States or any state.

                  (B) "Hazardous  Material(s)"  means any material or substance:
(1) which is a "hazardous substance," "pollutant," or "contaminant," pursuant to the Comprehensive Environmental Response Compensation and Liability Act ("CERCLA") (42 U.S.C. 9601 et seq.) as amended and regulations promulgated
                             -- ---
thereunder; (2) containing gasoline, oil, diesel fuel or other petroleum products; (3) which is "hazardous waste" pursuant to the Federal Resource Conservation and Recovery Act ("RCRA") (42 U.S.C. Section 6901 et seq.) as
                                                                     -- ---
amended and regulations promulgated thereunder; (4) containing polychlorinated biphenyls (PCBs); (5) containing asbestos; (6) which is radioactive; (7) the presence of which requires investigation or remediation under any Environmental Law (defined above); or (8) which is defined or identified as a "hazardous waste," "hazardous substance," "pollutant," "contaminant," or "biologically Hazardous Material" under any Environmental Law.

                  (C) "Properties" means (1) the real estate owned or leased by the Seller and the Subsidiaries or, with respect to the Purchaser, by the Purchaser and its subsidiaries and used as a banking related facility; (2) other real estate owned ("OREO") by the Seller or the Subsidiaries as defined by any other federal or state financial institution regulatory agency with regulatory authority for the Seller or the Subsidiaries; (3) real estate that is in the process of pending foreclosure or forfeiture proceedings conducted by the Seller or the Subsidiaries; (4) real estate that is held in trust for others by the Subsidiaries of the Seller; and
(5) real estate owned or leased by a partnership or joint venture in which the Seller or a Subsidiary has an ownership interest.

            (ii) Except as disclosed in Schedule 2.01(r), to the best knowledge of the Seller after due inquiry, there are no present conditions on the Properties or to the best of Seller's knowledge properties with respect to which Seller or its Subsidiaries has a mortgage interest, involving or resulting from a past or present storage, spill, discharge, leak, emission, injection, escape, dumping or release of any kind whatsoever of any Hazardous Materials or from any generation, transportation, treatment, storage, disposal, use or handling of any Hazardous Materials, that may reasonably be expected to result in a Material Adverse Effect on the Seller's consolidated business, financial condition or prospects.

            (iii) The Seller and the Subsidiaries are in substantial compliance with all applicable Environmental Laws. Neither the Seller nor the Subsidiaries have received notice of, nor to the best of their knowledge are there outstanding  or  pending,  any public or private  claims,  lawsuits,  citations, penalties, unsatisfied abatement obligations or notices or orders of non-compliance relating to the environmental condition of the Properties, which have or may have a Material Adverse Effect on the Seller's consolidated business, financial condition or prospects.

            (iv) No Properties are currently undergoing remediation or clean-up of Hazardous Materials or other environmental conditions, the actual or estimated cost of which may have a Material Adverse Effect on the Seller's consolidated business, financial condition or prospects.

            (v) To the best knowledge of the Seller after due inquiry, the Seller and the Subsidiaries have all governmental permits, licenses, certificates of inspection and other authorizations governing or protecting the environment necessary to conduct its present business.

      (s)   Loans and Investments.
            ---------------------

            (i) Except as set forth in Disclosure Schedule 2.01(s), each outstanding loan of Seller Bank as of the date hereof is evidenced by appropriate and sufficient documentation and constitutes the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles affecting the rights of creditors generally except where the failure to be so documented or to constitute a legal, valid and binding obligation will not have a Material Adverse Effect upon the business, operations or financial condition of Seller Bank. To the best knowledge of Seller and Seller Bank, no obligor named therein is seeking to avoid the enforceability of the terms of any loan under any such laws or equitable principles and no loan is subject to any defense, offset or counterclaim except where the actions of such obligor will not have a Material Adverse Effect upon the business, operations or financial condition of Seller or Seller Bank.

            (ii) To the best knowledge of Seller and Seller Bank, all guarantees of indebtedness owed to Seller or Seller Bank, including but not limited to those of state or federal agencies, are, valid and enforceable, except to the extent enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles affecting the rights of creditors generally and except as would not have a Material Adverse Effect on Seller and Seller Bank on a consolidated basis.

            (iii) To the best knowledge of Seller and Seller Bank, in originating, underwriting, servicing, and discharging loans, mortgages, land contracts, and other contractual obligations, either for their own account or for the account of others, Seller and Seller Bank have complied with all applicable terms and conditions of such obligations and with all applicable laws, regulations, rules, contractual requirements, and procedures with respect to such servicing, except where the failure to comply would not have a Materially Adverse Effect on Seller and Seller Bank on a consolidated basis.

      (t) Allowance for Loan Losses. In the Seller's  reasonable  judgment,  the
          -------------------------
allowance for loan losses reflected in the Seller's audited statement of condition at December 31, 1995 was, and the allowance for loan losses shown on the balance sheets in Seller's Reports for periods ending after December 31, 1995 have been and will be, adequate in all material respects, as of the dates thereof, under generally accepted accounting principles applicable to federal savings and loan associations. The Seller has disclosed to the Purchaser in writing prior to the date hereof the amounts of all loans, leases, advances, credit enhancements, other extensions of credit, commitments and interest-bearing  assets  of the  Seller  and its  Subsidiaries  that  have been classified as of December 31, 1995 as "Other Loans Specially Mentioned," "Special Mention," "Substandard," "Doubtful," "Loss," "Classified," "Criticized," "Credit Risk Assets," "Concerned Loans" (in the latter two cases, to the extent available) or words of similar import. From and after the date hereof, the Seller promptly will provide the Purchaser with a copy of each monthly classified asset report it provides to its Board of Directors. The REO included in any non-performing assets of the Seller or any of its Subsidiaries is carried net of reserves at the lower of cost or fair value.

      (u)  Material  Interests  of  Certain  Persons.  Except  as set  forth  in
           -----------------------------------------
Disclosure Schedule 2.01(u), to Seller's knowledge, no officer or director of the Seller has any material interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of the Seller or any of its Subsidiaries that would be required to be disclosed under the SEC's Regulation S-K.

      (v) Insurance.  The Seller and its Subsidiaries are presently insured, and
          ---------
since December 31, 1995 have been insured, for reasonable amounts with financially sound and reputable insurance companies, against such risks as companies engaged in a similar business located in the State of Illinois would, in accordance with good business practice, customarily be insured. All material claims thereunder have been filed in due and timely fashion. Neither Seller nor Seller Bank has any knowledge of any inaccuracy in any application for such policies or binders, any failure to pay premiums when due or any similar state of facts that might form the basis for termination of such insurance except where such failure would not have a Material Adverse Effect on Seller and its Subsidiaries on a consolidated basis.

      (w)  Investment  Securities.  Except for  investments in Federal Home Loan
           ----------------------
Bank stock and Federal National Mortgage Association ("FNMA") stock, ownership of Subsidiary shares and except as set forth in Disclosure Schedule 2.01(b), none of the investments reflected in the consolidated balance sheet of the Seller as of December 31, 1995, and none of such investments with face value in excess of $100,000 made by it or any of its Subsidiaries since December 31, 1995 is subject to any restriction (contractual or statutory), other than applicable securities laws, that would materially impair the ability of the entity holding such investment freely to dispose of such investment at any time, except to the extent any such investments are pledged in the ordinary course of business (including in connection with hedging arrangements or programs or reverse repurchase arrangements) consistent with prudent banking practice to secure obligations of the Seller or any of its Subsidiaries. Seller and its Subsidiaries have no outstanding repurchase agreements to which Seller or Seller Bank is a party.

      (x)  Registration   Obligations.   Neither  the  Seller  nor  any  of  its
           --------------------------
Subsidiaries is under any obligation, contingent or otherwise, to register any of its securities under the Securities Act or the OTS Regulations.

      (y)  Books  and  Records.  The books and  records  of the  Seller  and its
           -------------------
Subsidiaries have been, and are being, maintained in accordance with applicable legal and accounting requirements and reflect in all material respects the substance of material events and transactions that should be included therein.

      (z) Corporate  Documents.  The Seller has delivered to the Purchaser  true
          --------------------
and complete copies of its Certificate of Incorporation and Bylaws and the Charter and Bylaws of Seller Bank, as amended to date, which are currently in full force and effect.

      (aa) Absence of Knowledge.  As of the date hereof, the Seller is not aware
           --------------------
of any reason why it would be unable to obtain all the necessary approvals required in order to consummate the transactions contemplated by this Agreement.

      (bb) SEC and Regulatory Filings.  None of the information regarding Seller
           --------------------------
supplied or to be supplied by Seller for inclusion or included in (a) the registration statement on Form S-4 to be filed with the SEC by Purchaser for the purpose of registering the shares of Purchaser Common Stock to be exchanged for shares of Seller Common Stock pursuant to the provisions of this Agreement (the "Registration Statement"), (b) the joint proxy statement/prospectus to be mailed to shareholders of Seller and Purchaser (the "Proxy Statement") and (c) any other documents to be filed with the SEC or any Regulatory Agencies in connection with the transactions contemplated hereby will, at the respective times such documents are filed with the SEC or any Regulatory Agencies and, in the case of the Registration Statement, when it becomes effective and, with respect to the Proxy Statement, when mailed, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading or, in the case of the Seller Proxy Statement or any amendment thereof or supplement thereto, at the time of the meeting of Seller stockholders referred to in Section 4.11, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for such meeting. All documents which Seller is responsible for filing with the SEC or any other Regulatory Agencies in connection with the Merger will comply as to form in all respects with the provisions of applicable law.

      (cc) Tax Treatment.  To the best  knowledge of the Seller,  neither Seller
           -------------
nor any Seller Subsidiary has engaged in any act that would preclude or adversely affect the Merger from qualifying as a tax-free reorganization under
Section 368(a) of the Code.

      (dd) Indemnification.   To the best  knowledge  of  Seller,  no  action or
           ---------------
failure to take action by any director, officer, employee or agent of Seller or Seller Bank has occurred which would give rise to a Claim by any such person for indemnification from Seller or Seller Bank under the corporate indemnification provisions of Seller or Seller Bank in effect on the date of this Agreement, which are reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Seller or its Subsidiaries.

      SECTION 2.02 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser represents and warrants to the Seller that except as disclosed in schedules of the Purchaser delivered to the Seller prior to execution hereof (and making specific reference to the Section or Sections of this Agreement for which an exception is taken) (such schedules as amended from time to time in the manner provided for in Section 4.09 hereof, the "Disclosure Schedules"):

      (a)   Corporate Organization and Qualification.
            ----------------------------------------
            The Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Illinois and is a bank holding company duly registered under the Bank Holding Company Act of 1956, as amended and a savings and loan holding company under Section 10 of the HOLA. Each subsidiary of the Purchaser is a corporation or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each of the Purchaser and its subsidiaries is in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it requires such qualification, except where the absence thereof, would not, individually or in the aggregate, have a Material Adverse Effect on Purchaser. The Purchaser and its subsidiaries each has the requisite corporate and other power and authority (including all federal, state, local and foreign government authority) to carry on its respective business as they are now being conducted and to own, lease and operate their respective properties and assets. The deposits of the subsidiaries of the Purchaser are insured by the Bank Insurance Fund ("BIF") or the SAIF of the FDIC to the maximum extent permitted by law.

      (b)   Capital Structure.
            -----------------
            (i) The authorized capital stock of the Purchaser consists of 20,000,000 shares of common stock, par value $4.69 per share ("Purchaser Common Stock"), and 1,000 shares of preferred stock, no par value per share (the
"Purchaser Preferred Stock"). As of the date hereof, 4,354,138 shares of Purchaser Common Stock and no shares of Purchaser Preferred Stock were outstanding. All outstanding shares of capital stock of the Purchaser are, and at the Effective Time will be, validly issued, fully paid and nonassessable and not subject to any preemptive rights.

            (ii) Except as set forth in Disclosure Schedule 2.02(b) as of the date of this Agreement, except for this Agreement, neither the Purchaser nor any of its subsidiaries is a party to or is bound by any outstanding subscriptions, options, warrants, calls, rights, convertible securities, commitments or agreements of any character obligating the Purchaser or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, any additional shares of capital stock of the Purchaser or any of its subsidiaries or obligating the Purchaser or any of its subsidiaries to grant, extend or enter into any such option, warrant, call, right, convertible security, commitment or agreement. As of the date hereof, there are no outstanding contractual obligations of the Purchaser or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Purchaser or any of its subsidiaries.

      (c)  Authority.  The  Purchaser  has all  requisite  corporate  power  and
           ---------
authority to enter into this Agreement, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser, and assuming due execution and delivery by the Seller, constitutes a valid and binding obligation of the Purchaser, enforceable in accordance with its terms subject to applicable conservatorship, receivership, bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity (including without limitation specific performance), whether applied in a court of law or a court of equity.

      (d)  Shareholder  Approvals.  The Board of Directors of the  Purchaser has
           ----------------------
directed that this Agreement and the transactions contemplated hereby be submitted to the Purchaser's shareholders for approval at a meeting of such shareholders and, except for adoption of this Agreement by the requisite vote of the Purchaser's shareholders, no other shareholder action is necessary to approve this Agreement and to consummate the transactions contemplated hereby. The Board of Directors will recommend that the shareholders approve the transaction subject to their fiduciary duties and will exempt the transaction from any applicable state takeover statutes. The approval of the majority of the outstanding shares of Purchaser Common Stock entitled to vote is required for approval of this Agreement and to consummate the transactions contemplated hereby.

      (e)  No Violations.  Subject to  approval  by the  appropriate  Regulatory
           -------------
Agencies, the execution, delivery and performance of this Agreement by the Purchaser do not, and the
                                      24
consummation of the transactions contemplated hereby will not, constitute (i) a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of the Purchaser or any subsidiary or to which the Purchaser or any subsidiary (or any of their respective properties) is subject, which breach, violation or default would individually or in the aggregate, have a Material Adverse Effect on Purchaser or on Purchaser's ability to consummate the transaction's contemplated hereby (ii) a breach or violation of, or a default under, the certificate of incorporation, charter or bylaws of the Purchaser or any subsidiary of the Purchaser or (iii) a breach or violation of, or a default under (or an event which with due notice or lapse of time or both would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of the Purchaser under any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which the Purchaser is a party, or to which any of its respective properties or assets may be bound or affected, except for any of the foregoing that, individually or in the aggregate, would not have a Material Adverse Effect on the Purchaser.

      (f)  Consents.  Except  as  referred  to herein  or in  connection,  or in
           --------
compliance, with the Securities Act, the Exchange Act, the HOLA, the BMA, the rules and regulations of the Federal Reserve Board, and the environmental, corporation, securities or blue sky laws or regulations of the various states, no filing or registration with, or authorization, consent or approval of, any public body or authority is necessary for the consummation by the Purchaser of the Merger or the other transactions contemplated by this Agreement, other than filings, registrations, authorizations, consents or approvals, the failure to make or obtain would not have a Material Adverse Effect on the Purchaser.

      (g)   Reports.
            -------

            (i) As of their respective dates, neither the Purchaser's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, nor any other document filed subsequent to December 31, 1995 under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, each in the form (including any documents specifically incorporated by reference therein) filed with the SEC, (collectively, the "Purchaser's Reports"), contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, provided, however, that no representation is made herein with respect to any Exhibits to the Purchaser Reports that are not specifically incorporated by reference therein and that Purchaser's amendment of any Purchaser's Report, in and of itself, in response to SEC comments will not be violative of this section. Each of the balance sheets of the Purchaser or its subsidiaries contained or specifically incorporated by reference in the Purchaser's Reports (including in each case any related notes and schedules) fairly presented the financial position of the entity or entities to which it relates as of its date and each of the statements of income and of changes in stockholders' equity and cash flows of the Purchaser or its subsidiaries contained or specifically incorporated by reference in the Purchaser's Reports (including in each case any related notes and schedules), fairly presented the results of operations, shareholders' equity and cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein (subject, in the case of unaudited interim statement, to normal year-end audit adjustments), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein.

            (ii) The Purchaser and its subsidiaries have filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 1995, with the Regulatory Agencies, the National Association of Securities Dealers, Inc. and any other SRO, and have paid all fees and assessments due and payable in connection therewith, except for those fees and assessments that would not be material.

      (h)  Absence  of  Certain  Changes  or  Events.  Except  as  disclosed  in
           -----------------------------------------
Purchaser's Reports from December 31, 1995 to the date hereof: (i) Purchaser and its subsidiaries have not, except as set forth in Disclosure Schedule 2.02(h), incurred any material liability, other than in the ordinary course of their business consistent with past practice, and (ii) there has not been any condition, event, change or occurrence that, individually or in the aggregate, has had, or is reasonably likely to have, a Material Adverse Effect on the Purchaser or its subsidiaries.

      (i)  Taxes. All federal, state, and local tax returns required to be filed
           -----
by or on behalf of the Purchaser or any of its subsidiaries have been timely filed or requests for extensions have been timely filed (and any such extension shall have been granted and not have expired). All taxes, owed by Purchaser or any of its subsidiaries (whether or not shown on the returns) and all taxes required to be shown on returns for which extensions have been granted, have been paid in full or adequate provision has been made for any such taxes on the Purchaser's balance sheet as of December 31, 1995 (in accordance with GAAP). Since December 31, 1992, there has been no audit examination of the Purchaser by the IRS and the latest audit examination of the Purchaser by the applicable taxing authority of the State of Illinois was for the fiscal year ended December 31, 1992. Except as set forth in Disclosure Schedule 2.02(i), as of the date of this Agreement, there is no audit examination, deficiency, claim, or refund
litigation   with  respect  to  any  taxes  of  the  Purchaser  or  any  of  its subsidiaries, and no claim or assessment has been made by any authority in a jurisdiction where the Purchaser or any of its subsidiaries do not file tax returns and the Purchaser or any such subsidiary is subject to taxation. All taxes, interest, additions, and penalties due with respect to completed and settled examinations or concluded litigation relating to the Purchaser or any of its subsidiaries have been paid in full or adequate provision has been made for any such taxes on the Purchaser's balance sheet as of December 31, 1995 (in accordance with GAAP). Except as set forth in Disclosure Schedule 2.02(i), the Purchaser and its subsidiaries have not executed an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect. Except as set forth in Disclosure Schedule 2.02(i), the Purchaser and each of its subsidiaries have withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party, and the Purchaser and each of its subsidiaries have timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the Code and similar applicable state and local information reporting requirements, except in each case for such failure to withhold, pay or comply that would not, individually or in the aggregate, result in a Material Adverse Effect on the Purchaser.

      (j) Absence of Claims. Except as set forth in Disclosure Schedule 2.02(j),
          -----------------
neither Purchaser, nor any of its subsidiaries, nor any of their respective directors or officers is a party to any Claim, and Purchaser is not aware of any threatened Claim against Purchaser or any of its subsidiaries which are reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Purchaser or its subsidiaries or to materially hinder or delay consummation of the transactions contemplated hereby, and to the Purchaser's knowledge, no such Claim has been threatened. Except as set forth in Disclosure
Schedule 2.02(j), there are no orders of any regulatory or governmental authorities or any judgments against the Purchaser or any of its subsidiaries, directors or officers which are reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Purchaser or its subsidiaries or to materially hinder or delay consummation of the transaction contemplated hereby.

      (k) Absence of Regulatory  Actions.  Excluding  reports of  examination by
          ------------------------------
Regulatory Agencies, neither the Purchaser nor any of its subsidiaries is a party to any cease and desist order, written agreement or memorandum of understanding with, or a party to any commitment letter or similar written undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from any Regulatory Agency, nor has it been advised by any Regulatory Agency that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar written undertaking.

      (l)  Agreements.  Neither the Purchaser nor any of its  subsidiaries is in
           ----------
default under or in violation of any provision, and is not aware of any fact or circumstance that has been or could be alleged to constitute a default or violation of its Certificate of Incorporation or Bylaws or, of any note, bond, indenture, mortgage, deed of trust, loan agreement or other agreement to which it is a party or by which it is bound or to which any of its respective properties or assets is subject, other than such defaults or violations as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Purchaser or its subsidiaries and has not waived and will not waive, prior to the Effective Time, any material right under any material contract or commitment.

      (m)   Employee Benefit Plans.
            ----------------------

            (i) The Purchaser and its subsidiaries maintain various plans for the benefit of employees, except for any such plans, contracts, agreements or arrangements involving liabilities or expenses not exceeding $10,000 individually or in the aggregate which are herein after referred to collectively as "Purchaser Employee Plans." All of the Purchaser Employee Plans comply in all material respects with all applicable requirements of ERISA, the Code and other applicable laws, orders, rules and regulations; neither the Purchaser nor any of its subsidiaries has engaged in a "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) with respect to any Purchaser Employee Plan. Purchaser and its subsidiaries have complied with the health care continuation coverage requirements of Section 4980B of the Code and Sections 601 through 608 of ERISA. No liability to the Pension Benefit Guaranty Corporation has been incurred and, except as described on Disclosure Schedule 2.02(m), there exists no fact or circumstance which would cause the Purchaser to incur any such liability with respect to any Purchaser Employee Plan which is subject to Title IV of ERISA ("Pension Plan"), or with respect to any "single-employer plan" (as defined in Section 4001(a)(15) of ERISA) currently or formerly maintained by the Purchaser or any entity which is considered one employer with the Purchaser under Section 4001 of ERISA or
Section 414 of the Code (an "ERISA Affiliate"). Except as described on Disclosure Schedule 2.02(m), no Pension Plan had an "accumulated funding deficiency" (as defined in Section 302 of ERISA (whether or not waived)) as of the last day of the end of the most recent plan year ending prior to the date hereof; the present value of the "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA) under each Pension Plan as of the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such Pension Plan as of the date hereof does not exceed the fair market value of the assets of such Pension Plan, and no notice of a "reportable event" (as defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived has been required to be filed for any Pension Plan within the 12-month period ending on the date hereof. Neither the Purchaser nor any Subsidiary of the Purchaser has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code. Neither the Purchaser, its subsidiaries, nor any ERISA Affiliate currently contributes or, since December 31, 1988, has contributed to any multiemployer plan, as defined in Section 3(37) of ERISA. Each Purchaser Employee Plan of the Purchaser or of any of its subsidiaries which is an employee "pension benefit plan" (as defined in Section 3(2) of ERISA) and which is intended to be qualified under Section 401(a) of the Code (a "Qualified Plan") has received a favorable determination letter from the IRS that the pension benefit plan meets the Tax Reform Act of 1986 and all applicable legislative and regulatory requirements for tax qualification that became effective at the time that the determination letter was issued and the Purchaser and its subsidiaries are not aware of any circumstances which would result in revocation of any such favorable determination letter. Each Qualified Plan which is an "employee stock ownership plan" (as defined in Section 4975(e)(7) of the Code) has satisfied all of the applicable requirements of Sections 409 and 4975(e)(7) of the Code and the regulations thereunder in all material respects and any assets of any such Qualified Plan that are not allocated to participants' individual accounts are pledged as security for, and may be applied to satisfy, any securities acquisition indebtedness.

            (ii) There is no pending or, to the Purchaser's knowledge, threatened litigation, administrative action or proceeding relating to any Purchaser Employee Plan and the Purchaser has not received any notification from any federal, state or local agency or department asserting that any Purchaser Employee Plan is not in compliance with any of the statutes, regulations or ordinances that such governmental authority enforces. There has been no announcement or commitment by the Purchaser or any Subsidiary of the Purchaser to create an additional Purchaser Employee Plan, or to amend an Purchaser Employee Plan except for amendments required by applicable law which do not materially increase the cost of such Purchaser Employee Plan and except for any plans or amendments expressly described herein or on Disclosure Schedule 2.02(m); and, except as set forth in Disclosure Schedule 2.02(m), the Purchaser and its subsidiaries do not have any obligations for post-retirement or post-employment benefits under any Employee Plan (exclusive of any coverage mandated by the COBRA.

            (iii) With respect to each Purchaser Employee Plan to the extent applicable, the Purchaser has supplied to the Purchaser a true and complete copy of (A) such Purchaser Employee Plan, including amendments thereto, (B) each trust agreement and insurance contract relating to such Purchaser Employee Plan, including amendments thereto, (C) the most recent summary plan description for such Purchaser Employee Plan, including amendments thereto, if the Employee Plan is subject to Title I of ERISA, and (D) the most recent determination letter issued by the IRS if such Purchaser Employee Plan is a Pension Plan and Qualified Plan.

      (n) Title to Assets.  Except as set forth in Disclosure  Schedule 2.02(n),
          ---------------
the Purchaser and each of its subsidiaries has insurable title (subject only to standard title insurance policy exceptions as determined by customary practices in the area in which such properties are located) to its owned real properties (other than real estate owned as a result of foreclosure, transfer in lieu of foreclosure or other transfer in satisfaction of a debtor's obligation previously contracted), except for Liens or such other defects arising by operation of law or which would not, individually or in the aggregate, have a Material Adverse Effect on the Purchaser. Each of the Purchaser and its subsidiaries has good and valid title to its owned personal property free and clear of all Liens, except for Liens, or other defects arising by operation of law or which would not, individually or in the aggregate, have a Material Adverse Effect on the Purchaser.

      (o)  Fees.  Neither  the  Purchaser  nor any of its  subsidiaries,  nor to
           ----
Purchaser's knowledge any of their respective officers, directors, employees or agents, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions, or finder's fees, and no broker or finder has acted directly or indirectly for the Purchaser or any subsidiary of the Purchaser, in connection with this Agreement or the transactions contemplated hereby.

      (p)  Compliance  With Laws.  The Purchaser and its  subsidiaries  hold all
           ---------------------
licenses, certificates, permits, franchises and rights from all appropriate federal, state or other public authorities necessary for the conduct of its and their business as it is presently conducted except where the absence thereof would not, individually or in the aggregate, have a Material Adverse Effect on the Purchaser or materially delay the Merger. Each of the Purchaser and its subsidiaries has conducted its business so as to comply in all respects with all applicable federal, state and local statutes, ordinances, regulations or rules, except for possible violations which would not, individually or in the aggregate, have a Material Adverse Effect on the Purchaser; and neither the Purchaser nor any of its subsidiaries is presently charged with, or, to the Purchaser's knowledge, under governmental investigation with respect to, any actual or alleged material violations of any statute, ordinance, regulation or rule, and neither the Purchaser nor its subsidiaries is the subject of any pending or, to the Purchaser's knowledge, threatened material proceeding by any regulatory authority having jurisdiction over its business, properties or operations. Except as set forth in Disclosure Schedule 2.01(p), to the best of Purchaser's knowledge, no federal state or local government agency, commission or entity has initiated any formal proceeding or inquiry into the business operations of Purchaser or its subsidiaries within the past five years.

      (q)   Environmental Matters.
            ---------------------

            (i) Except as disclosed in Schedule 2.02(q), to the best knowledge of the Purchaser after due inquiry, there are no present conditions on the Properties or to the best of Purchaser's knowledge properties with respect to which Purchaser or its subsidiaries has a mortgage interest, involving or resulting from a past or present storage, spill, discharge, leak, emission, injection, escape, dumping or release of any kind whatsoever of any Hazardous Materials or from any generation, transportation, treatment, storage, disposal, use or handling of any Hazardous Materials, that may reasonably be expected to result in a Material Adverse Effect on the Purchaser's consolidated business, financial condition or prospects.

            (ii) The Purchaser and its subsidiaries are in substantial compliance with all applicable Environmental Laws. Neither the Purchaser nor its subsidiaries have received notice of, nor to the best of their knowledge are there outstanding or pending, any public or private claims, lawsuits, citations, penalties, unsatisfied abatement obligations or notices or orders of non-compliance relating to the environmental condition of the Properties, which have or may have a Material Adverse Effect on the Purchaser's consolidated business, financial condition or prospects.

            (iii) No Properties are currently undergoing remediation or clean-up of Hazardous Materials or other environmental conditions, the actual or estimated cost of which may have a Material Adverse Effect on the Purchaser's consolidated business, financial condition or prospects.

            (iv) To the best knowledge of the Purchaser after due inquiry, the Purchaser and its subsidiaries have all governmental permits, licenses, certificates of inspection and other authorizations governing or protecting the environment necessary to conduct the subsidiaries' present business.

      (r)   Loans and Investments.
            ---------------------

            (i) Except as set forth in Disclosure Schedule 2.02(r), each outstanding loan of Purchaser or any of its subsidiaries as of the date hereof is evidenced by appropriate and sufficient documentation and constitutes the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles affecting the rights of creditors generally except where the failure to be so documented or to constitute a legal, valid and binding obligation will not have a Material Adverse Effect upon the business, operations or financial condition of Purchaser or its subsidiaries. To the best knowledge of Purchaser and its subsidiaries, no obligor named therein is seeking to avoid the enforceability of the terms of any loan under any such laws or equitable principles and no loan is subject to any defense, offset or counterclaim except where the actions of such obligor will not have a Material Adverse Effect upon the business, operations or financial condition of Purchaser or its subsidiaries.

            (ii) To the best knowledge of Purchaser and its subsidiaries, all guarantees of indebtedness owed to Purchaser or its subsidiaries, including but not limited to those of state or federal agencies, are, valid and enforceable, except to the extent enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles affecting the rights of creditors generally and except as would not have a Material Adverse Effect on Purchaser and its subsidiaries on a consolidated basis.

            (iii) To the best knowledge of Purchaser and its subsidiaries, in originating, underwriting, servicing, and discharging loans, mortgages, land contracts, and other contractual obligations, either for their own account or for the account of others, Purchaser and its subsidiaries have complied with all applicable terms and conditions of such obligations and with all applicable laws, regulations, rules, contractual requirements, and procedures with respect to such servicing, except where the failure to comply would not have a Materially Adverse Effect on Purchaser and its subsidiaries on a consolidated basis.

      (s) Allowance for Loan Losses. In the Purchaser's reasonable judgment, the
          -------------------------
allowance for loan losses reflected in the Purchaser's audited statement of condition at December 31, 1995 was, and the allowance for loan losses shown on the balance sheets in the Purchaser's Reports for periods ending after December 31, 1995 have been and will be, adequate in all material respects, as of the dates thereof, under generally accepted accounting principles applicable to state banks and federal savings banks as the case may be. The Purchaser has disclosed to the Seller the amounts of all loans, leases, advances, credit enhancements, other extensions of credit, commitments and interest-bearing assets of the Purchaser and its subsidiaries that have been classified as of December 31, 1995 as "Other Loans Specially Mentioned," "Special Mention," "Substandard," "Doubtful," "Loss," "Classified, "Criticized," "Credit Risk Assets," "Concerned Loans" (in the latter two cases, to the extent available) or words of similar import. The REO included in any non-performing assets of the Purchaser or any of its subsidiaries is carried net of reserves at the lower of cost or fair value.

      (t)  Material  Interests  of  Certain  Persons.  Except  as set  forth  in
           -----------------------------------------
Disclosure Schedule 2.02(t), to Purchaser's knowledge, no officer or director of the Purchaser has any material interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of the Purchaser or any of its subsidiaries that would be required to be disclosed under the SEC's Regulation S-K.

      (u) Insurance.  The Purchaser and its subsidiaries are presently  insured,
          ---------
and since December 31, 1995 have been insured, for reasonable amounts with financially sound and reputable insurance companies, against such risks as companies engaged in a similar business located in the State of Illinois would, in accordance with good business practice, customarily be insured. All material claims thereunder have been filed in due and timely fashion. Neither Purchaser nor its subsidiaries has any knowledge of any inaccuracy in any application for such policies or binders, any failure to pay premiums when due or any similar state of facts that might form the basis for termination of such insurance except where such failure would not have a Material Adverse Effect on Purchaser and its subsidiaries on a consolidated basis.

      (v)  Registration  Obligations.  Neither  the  Purchaser  nor  any  of its
           -------------------------
subsidiaries is under any obligation, contingent or otherwise, to register any of its securities under the Securities Act or the OTS Regulations.

      (w)  Books and  Records. The books and  records of the  Purchaser  and its
           ------------------
subsidiaries have been, and are being, maintained in accordance with applicable legal and accounting requirements and reflect in all material respects the substance of material events and transactions that should be included therein.

      (x)  Corporate  Documents.  The Purchaser has delivered to the Seller true
           --------------------
and complete copies of the Purchaser's and each of its subsidiaries' certificate of incorporation, charter and bylaws as amended to date and currently in full force and effect.

      (y)  Absence of Knowledge.  As of the date  hereof,  the  Purchaser is not
           --------------------
aware of any reason why it would be unable to obtain all of the necessary regulatory approvals required in order to consummate the transactions contemplated by this Agreement. As of the date of this Agreement, the Purchaser believes that, in light of its financial condition, it shall be able to obtain all such approvals, without the imposition of any burdensome term or condition.

      (z)  Beneficial  Ownership of Seller Common Stock.  As of the date hereof,
           --------------------------------------------
neither the Purchaser nor any subsidiary or affiliate thereof beneficially owns any shares of Seller Common Stock or, other than contemplated by this Agreement, have any option, warrant or right of any kind to acquire the beneficial ownership of any shares of Seller Common Stock other than as set forth in Disclosure Schedule 2.02(z).

      (aa) SEC & Regulatory Filings. None of the information regarding Purchaser
           ------------------------
and its subsidiaries supplied or to be supplied by Purchaser for inclusion or included in (i) the Registration Statement, (ii) the Proxy Statement, or (iii) any other documents to be filed with the SEC or any Regulatory Agencies in connection with the transactions contemplated hereby will, at the respective times such documents are filed with the SEC or any Regulatory Agencies and, in the case of the Registration Statement, when it becomes effective and, with respect to the Proxy Statement, when mailed, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading or, in the case of the Proxy Statements or any amendment thereof or supplement thereto, at the time of the meeting of the stockholders referred to in Section 4.11, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for such meeting. All documents which Purchaser and its subsidiaries are responsible for filing with the SEC and any Regulatory Agencies in connection with the Merger will comply as to form in all material respects with the provisions of applicable law.

      (bb) Tax  Treatment.  To the best of the knowledge of  Purchaser,  neither
           --------------
Purchaser nor any Subsidiary has engaged in any act that would preclude or adversely affect the Merger from qualifying as a tax-free reorganization under
Section 368(a) of the Code.

      (cc) Affiliate Purchases.  Affiliates of the Purchaser or its subsidiaries
           -------------------
including, but not limited to, officers, employees, directors, and greater than 10% beneficial owners have not purchased any Purchaser Common Stock during the ten (10) trading days on which one or more trades actually occurred immediately prior to the execution of this Agreement.

      (dd)  Indemnification.  To the best  knowledge of Purchaser,  no action or
            ---------------
failure to take action by any director, officer, employee or agent of Purchaser or its subsidiaries has occurred which would give rise to a Claim by any such person for indemnification from Purchaser or its subsidiaries under the corporate indemnification provisions of Purchaser or its subsidiaries in effect on the date of this Agreement, which are reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Purchaser or its subsidiaries.


                                  ARTICLE III

                          CONDUCT PENDING THE MERGER

      SECTION 3.01 CONDUCT OF THE SELLER'S BUSINESS PRIOR TO THE EFFECTIVE TIME. Except as expressly provided in this Agreement and except to the extent required by law or regulation, or by regulatory authorities, during the period from the date of this Agreement to the Effective Time the Seller shall, and shall cause its Subsidiaries to, (i) conduct its business in the usual, regular and ordinary course consistent with past practice and prudent banking practice, (ii) use its reasonable efforts to maintain and preserve intact its business organization, properties, leases, employees and advantageous business relationships and retain the appropriate services of its officers and key employees, (iii) take any action that would cause the representations in Section 2.01 to fail to be true and accurate or that would materially affect the ability of the Seller or any of its Subsidiaries to perform its covenants and agreements under this Agreement or to consummate the transaction contemplated hereby, and (iv) not knowingly take any action (other than action consistent with clause (i) above or taken pursuant to clause (ii) above) which would materially adversely affect or delay the ability of the Seller, or the Purchaser to obtain any necessary approvals, consents or waivers of any governmental authority required for the transactions contemplated hereby.

      SECTION 3.02 FORBEARANCE BY THE SELLER. Without limiting the covenants set forth in Section 3.01 hereof, except as otherwise specifically provided in this Agreement and except to the extent required by law or regulation or by regulatory authorities, and except in each case as specifically permitted by other subsections of this Section 3.02 or any Schedules attached hereto, from and after the execution and delivery of this Agreement and until the Effective Time, the Seller and its Subsidiaries will not, without the prior written consent of the Purchaser which written consent will not be unreasonably withheld:

      (a) amend its or their Certificate of Incorporation, Charter, or Bylaws or other corporate governance documents;

      (b) except for the issuance of shares of Seller Common Stock upon exercise of options under the Seller's Employee Plans or pursuant to this Agreement, issue any shares of its or their capital stock, issue or grant any stock options, warrants, rights, calls or commitments of any character calling for or permitting the issuance of its or their capital stock (or securities convertible into or exchangeable, with or without additional consideration, for shares of such capital stock or amend any of the terms of the outstanding stock options);

      (c) increase or reduce the number of shares of its or their capital stock by split-up, reverse split, reclassification, distribution of stock dividends, change of par or stated value or otherwise modify, change or amend the voting rights or preferences attributable to any such capital stock;

      (d) (i) except to the extent required by law, as required by business necessity or as set forth in Disclosure Schedule 3.02(d), adopt, amend or otherwise modify any of Seller's or its Subsidiaries Employee Plans, any bonus, pension, profit sharing, retirement or other compensation plan qualified or non-qualified; (ii) except as set forth in Disclosure Schedule 3.02(d), enter into or amend any contract of employment with any officer which is not terminable at will without cost or other liability; (iii) except as set forth in Disclosure Schedule 3.02(d), make or grant any general or individual wage or salary increase or increase in any manner the compensation or fringe benefits of any of its employees, officers or directors, other than general increases in compensation for employees in the ordinary course of business consistent with past practices; or (iv) become a party to or commit itself to fund or otherwise establish any trust or account related to any Employee Plan with or for the benefit of any employee, officer or director;

      (e) sell, transfer or lease any of its or their assets or property (other than the Seller's portfolio of securities, classified assets or REO having a book value of less than $1,000,000) having a book value in excess of $200,000 to any individual, corporation, or other entity other than a direct or indirect wholly owned subsidiary of the Seller, except in the ordinary course of business; make any acquisition of all or any substantial portion of the business or assets of any other person, firm, association, corporation or business organization in each case which are material, individually or in the aggregate, to the Seller or any of its Subsidiaries, other than in connection with the collection of any loan or credit arrangement between Seller or any of its Subsidiaries and any other person; permit the revocation or surrender by Seller or any of its Subsidiaries of its certificate of authority to do business or its certificate of authority to maintain, or file an application for the relocation of any existing branch office, or file an application for a certificate of authority to establish a new branch office;

      (f) waive, release, transfer or grant any rights, or modify or change in any material respect, any material leases, licenses or agreements, other than in the ordinary course of business;

      (g) subject any asset or property of Seller or any of its Subsidiaries to a lien, mortgage, pledge, security interest or other encumbrance (other than in connection with deposits, Federal Home Loan Bank ("FHLB") advances, repurchase agreements, bankers acceptances, and accounts established in the ordinary course of business, transactions in "federal funds" and any lien, mortgage, pledge, security interest or other encumbrance incurred in the ordinary course of business consistent with past practice which does not have or could not reasonably be expected to have a Material Adverse Effect on Seller or any of its Subsidiaries);

      (h) enter into any leases, licenses or agreements pursuant to which Seller or any of its Subsidiaries is obligated to pay an unaffiliated party in excess of $25,000 per annum;

      (i) declare, set aside, pay or make any dividend or other distribution or payment (whether in cash, stock or property) with respect to or purchase or redeem any shares of the Seller's Common Stock, except for the payment of a quarterly cash dividends not to exceed after tax earnings for the quarter prior to such dividend as the Board of Directors may declare beginning six months after the date hereof;

      (j) incur any indebtedness for borrowed money (or guarantee any indebtedness for borrowed money), except for deposit liabilities and except for indebtedness incurred in the ordinary course of business or consistent with past practices including short term FHLB advances;

      (k) cancel or compromise any debt or claim which has not previously been charged off, other than in the ordinary course of business and in an aggregate amount which would not have a Material Adverse Effect on the Seller or any of its Subsidiaries;

      (l) change its method of accounting as in effect as of December 31, 1995, except as required by changes in GAAP or by Regulatory Agencies;

      (m) settle any claim, action or proceeding involving any liability of the Seller or Seller Bank for money, damages or other payment in excess of $50,000 or which would place material restrictions upon the operations of the Seller or the Seller Bank;

      (n) fail to notify Purchaser promptly of its receipt of any letter, notice or other communication, whether written or oral, from any Regulatory Authority advising that it is contemplating issuing, requiring, or requesting any agreement, memoranda of understanding, understanding or similar undertaking, or order, directive, or extraordinary supervisory letter;

      (o) fail to remain in compliance with any capital requirement of any Regulatory Authority to which it is subject;

      (p) fail to maintain and keep its properties in as good repair and condition as at present, except for ordinary wear and tear;

      (q) except in the ordinary course of business and consistent with applicable laws and regulations, make any loan or loan commitment to any of its officers, directors or 5% or more stockholders (or any person or entity controlled by or affiliated with such officer, director or 5% or more stockholder);

      (r) make, commit to make, acquire or commit to acquire, renew, or commit to renew any loan or purchase or commit to purchase any securities (other than overnight money market funds) for an amount in excess of $1 million; and

      (s) agree or make any commitment to take any action to do any of the foregoing.

      SECTION 3.03 CONDUCT OF THE PURCHASER'S BUSINESS PRIOR TO THE EFFECTIVE TIME. Except as expressly provided for or contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, the Purchaser and its subsidiaries shall carry on their respective business in the, usual, regular, ordinary course consistent with past practice and prudent banking practices. Without limiting the generality of the foregoing and except as consented to in writing by Seller, the Purchaser or any of its subsidiaries shall not, (i) take any action that would cause the representations in Section
2.02 to fail to be true and accurate or that would materially affect the ability of the Purchaser or any of its subsidiaries to perform its covenants and agreements under this Agreement or to consummate the transactions contemplated hereby, (ii) take any action which would materially affect or delay the ability of the Seller or the Purchaser to obtain any necessary approvals, consents or waivers of any governmental authority required for the transactions contemplated hereby, (iii) consolidate with or merge into any other person or convey, transfer or lease its properties and assets substantially as an entirety to any person unless such person shall expressly assume the obligations of Purchaser hereunder, (iv) declare or pay any dividend on, or make any other distributions in respect of, the Purchaser Common Stock except for regular dividends and dividends or distributions in Purchaser Common Stock, (iv) amend its Certificate of Incorporation or Bylaws or other corporate governance documents, or (v) authorize or enter into any agreement or commitment to do any of the foregoing. Except as expressly provided in the preceding sentence, nothing contained herein shall limit Purchaser nor any of its subsidiaries from entering into agreements to acquire (i) the stock or assets of any other entity except that the Purchaser shall not enter into an agreement which would materially affect or delay the ability of Purchaser to obtain any necessary regulatory approvals or consummate the transactions contemplated hereby or (ii) outstanding shares of Purchaser Common Stock consistent with past practices, so long as such purchases of Purchaser Common Stock are consummated prior to the time period contemplated by
Section 1.02(d).


                                  ARTICLE IV

                                   COVENANTS

      SECTION 4.01 NO SOLICITATION. From and after the date hereof until the termination of this Agreement, neither the Seller or Seller Bank, nor any of their respective officers, directors, employees, representatives, agents or affiliates (including, without limitation, any investment banker, attorney or accountant retained by the Seller or any of its Subsidiaries) will, directly or indirectly, initiate, solicit or knowingly encourage any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to shareholders of the Seller) with respect to a merger, consolidation or similar transaction involving, or any purchase of all or any significant portion of assets or any equity securities of, the Seller or any of its Subsidiaries (any such proposal or other being herein referred to as an "Acquisition Proposal"). The Seller shall notify Purchaser promptly of the relevant details relating to all inquiries and proposals which it may receive relating to any of such matters; provided, however, that, notwithstanding the foregoing, the Seller (or
         --------   -------
such persons) may engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person related to an Acquisition Proposal, or otherwise facilitate any effort to attempt to make or implement an Acquisition Proposal, if the Board of Directors of the Seller, after consultation with its outside counsel, determines in the exercise of its fiduciary responsibilities that such discussions or negotiations should be commenced or such information should be furnished or such facilitation undertaken. Subject to the foregoing, (i) the Seller will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing or which are otherwise in contemplation of an acquisition transaction and (ii) the Seller will take the necessary steps to inform the appropriate individuals or entities referred to in the first sentence hereof of the obligations undertaken in this
Section 4.01. The Seller will notify the Purchaser promptly if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with the Seller after the date hereof in respect of any such Acquisition Proposal, together with details as to the identity of the persons making such inquiry or proposal, requesting information or seeking such negotiations or discussions and the terms and conditions thereof.

      SECTION 4.02  EMPLOYEES, EMPLOYEE BENEFIT PLANS AND DIRECTORS.

      (a) (i) All persons who are employees of the Seller or the Seller Bank immediately prior to the Effective Time (the "Seller's Employees") shall, at the Effective Time, become employees of Purchaser or any of its subsidiaries, respectively; provided, however, that in no event shall any of the Seller's
               --------   -------
Employees be officers of the Purchaser, or have or exercise any power or duty conferred upon such an officer, unless and until duly elected or appointed to such position in accordance with the bylaws of the Purchaser. The Purchaser agrees to use its best efforts to reasonably identify, within 30 days after the Effective Date, the Seller's Employees who Purchaser intends to offer employment; provided, however, that subject to the provisions of Section 4.02(c)
            --------  -------
herein, the Purchaser shall not have any duty or obligation to continue to employ any of Seller's or Seller Bank's Employees beyond the Effective Date. All of Seller's Employees who remain following the Effective Date shall be employed at the will of the Purchaser. No employee of Seller will become a contractual employee of Purchaser unless such contract is in writing and executed by the President or Chief Executive Officer of the Purchaser.

            (ii) With the exception of employees listed in Section 4.02(c)(iv) and (v), employees of Seller or its Subsidiaries who are terminated for other than cause within the meaning of 12 C.F.R. ss.563.39(b)(1) within one year following the Effective Time will be eligible for the following benefits: a Seller Employee shall receive any benefits provided to similarly situated employees of Pinnacle upon termination including four (4) weeks of salary plus one (1) additional week for every year of credited service; provided however, the maximum severance payment shall be no greater than sixteen weeks. For purposes of the foregoing and purposes of calculating benefits available, Seller Employees will receive credit for service with Seller or its subsidiaries to the same extent and in the manner as if such employees had been employed by Purchaser.

            (iii) Employees of Seller or its  Subsidiaries  shall be eligible to participate in the pension and welfare plans maintained by Purchaser after the Effective Time. For purpose of determining eligibility and vesting of participants in such plans, employees of Seller and its Subsidiaries shall be credited with years of service with Seller to the extent credited under the respective predecessor plans. Service of employees of Seller and its Subsidiaries will be recognized for vacation and disability benefits. Purchaser shall provide generally to officers and employees of Seller and its Subsidiaries who become employees of Purchaser employee benefits under employee benefit plans on terms and conditions which when taken as a whole are substantially the same as those provided by Purchaser or its subsidiaries to their similarly situated officers and employees.

      (b) (i) At the Effective Time, no Employee Plans shall have any unfunded liabilities on any basis including a termination basis or any Pension Benefit Guaranty Corporation ("PBGC") liability except as described on Disclosure
Schedule 2.01(n) or 4.02(b).

            (ii) Seller shall make a sufficient contribution to the Security Federal Savings and Loan Association Retirement Plan ("Pension Plan") to fully fund the Pension Plan on a termination basis as calculated at the Effective Time.

            (iii) On or prior to the Effective Time, Pension Plan shall be terminated in the manner of a standard termination under the rules of the PBGC. Seller shall take all legal and administrative steps necessary to terminate the Pension Plan and in the event the Pension Plan is not terminated as of the Effective Time, Purchaser shall use their best efforts to obtain a standard termination. As soon as practicable after receipt of a letter from the IRS as to the tax qualified status of the Pension Plan upon its termination ("Final Determination Letter") distributions of the assets of the Pension Plan shall be made to Pension Plan participants and beneficiaries. From and after the Effective Date of this Agreement, Purchaser shall use their best efforts to secure a Final Determination Letter for the Pension Plan.

      (c) (i) Purchaser will assume and honor in accordance with their terms all existing written employment, severance, change in control, and other compensation agreements, including the Supplemental Employee Stock Retirement Plan ("SERP") and Supplemental Retirement Agreement ("SRA"), between the Seller and any of its Subsidiaries and any officer, director or employee of the Seller or any of its Subsidiaries listed on Disclosure Schedule 4.02(c) and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under any other plan referred to in Section 2.01(n);

            (ii) Purchaser acknowledges that for purposes of any agreement listed on Schedule 4.02(c) conferring rights on an employee as a result of a "change in control", the Merger shall constitute a change in control;

            (iii) In addition, Purchaser acknowledges that there will be full vesting at the Effective Time for participants under the Security Federal Savings and Loan Association 1992 Recognition and Retention Plans ("ARP"), the Financial Security Corp. 1995 Long Term Incentive Plan, the Financial Security Corp. 1992 Incentive Stock Option Plan, the Financial Security Corp. 1992 Stock Option Plan for Outside Directors (the "Option Plans"). With respect to the ARP and the Long Term Incentive Plan, share awards will be exchanged for the Merger Consideration set forth in Section 1.02;

            (iv) At the Effective Time, single cash payments will be made to Ivan F. Kovac, Daniel K. Augustine, Patrick Hunt and Frank Swiderski by the Seller in accordance with the change in control provisions of their employment agreements, unless otherwise mutually agreed to by the Purchaser and the individual officer. The method of calculating the cash payments owed under the employment agreements is set forth on Disclosure Schedule 4.02(c), provided, however, that benefits which are dependent on 1996 performance will be recalculated according to the identical formula immediately prior to the Effective Time and disclosed on Schedule 4.02(c). Medical, dental and disability benefits, etc., will be continued pursuant to the terms of the employment agreements.

            (v) At the Effective Time, a cash payment will be made to Daniel R. Yamtich, William C. Preissner and Edward L. Sylvestrak in accordance with such agreement, unless otherwise mutually agreed to by the Purchaser and individual officer. The method of calculating the cash payment owed under the change in control agreements will be set forth on Disclosure Schedule 4.02(c) under the same terms discussed above in Section 4.02(c)(v). Medical, dental and disability benefits, etc. will be continued pursuant to the terms of change in control agreements.

            (vi) Purchaser and Seller agree that single sum cash payments will be made at the Effective Time by the Seller for benefits payable under the SRA.

      (d) On or prior to the Effective Time, the Security Federal Savings and Loan Association Employee Stock Ownership Plan ("ESOP") shall be terminated and the ESOP loan shall be repaid. As soon as practicable after the receipt of a letter from the IRS as to the tax qualified status of the ESOP upon its termination under Sections 401(a) and 4975(e) of the Code (the "Final Determination Letter") distributions of the benefits under the ESOP shall be made to ESOP Participants and Beneficiaries. From and after the Effective Date of this Agreement to the Effective Time, in anticipation of such termination and distribution, Purchaser, Seller and their respective representatives, after the Effective Time, shall use their best efforts to apply for an obtain a favorable Final Determination Letter from the IRS.

      (e) At least 60 days prior to the Effective Time Purchaser will provide to Seller descriptions of all of its Qualified Plans and those non-qualified plans available to non-executive employees of Purchaser which includes information regarding eligibility, vesting and benefits. Materials generally provided to newly hired Purchaser Employees will be acceptable.

      SECTION 4.03  EMPLOYEE STOCK OPTIONS.

      (a) Consideration for Seller Stock Option.  Disclosure  Schedule 4.03 sets
          -------------------------------------
forth a list of each option outstanding on the date of this Agreement, whether or not fully exercisable, under the Option Plans, (collectively, the "Seller Stock Options") to purchase Seller Common Stock heretofore granted by the Seller. Disclosure Schedule 4.03 also sets forth with respect to each Seller Stock Option the option exercise price, the number of shares subject to the option, the date of grant, vesting, exercisability and expiration of the option and whether the option is an incentive stock option or a non-qualified stock option. All rights under the Seller Stock Options shall be treated as provided in Section 4.03(b).

      (b) Conversion of Seller Stock Options into Purchaser  Common Stock.  Each
          ---------------------------------------------------------------
Seller Stock Option shall be converted at the Effective Time into such number of shares of Purchaser Common Stock as are equal in value (determined by valuing each share of Purchaser Common Stock at the Purchaser Average Share Price) to
(i) the product of the number of shares of Seller Common Stock subject to Seller Stock Options, the Exchange Ratio and the Purchaser Average Stock Price less
(ii) the aggregate exercise price for the number of shares of Seller Common Stock subject to Seller Stock Options. No fractional shares shall be issued and the number of shares of Purchaser Common Stock to which the holder of Seller Stock Options would be entitled pursuant to this Section 4.03(b) shall be as determined pursuant to the provision of this Section 4.03(b) rounded to the nearest whole share.

      SECTION 4.04  ACCESS AND INFORMATION.

      (a) From the date of this Agreement through the Effective Time, Seller and its Subsidiaries shall afford to each of Purchaser and its authorized agents and representatives, reasonable access to their respective properties, assets, books and records and personnel, except for materials that are legally privileged or which the Seller and its Subsidiaries are prohibited by law from disclosing, during normal business hours and after reasonable notice; and Purchaser shall be provided with such financial and operating data and other information with respect to the businesses, properties, assets, books and records and personnel of Seller and its Subsidiaries as it shall from time to time reasonably request, except for materials that are legally privileged or which the Seller and its Subsidiaries are prohibited by law from disclosing. Purchaser agrees to conduct any such requests and discussions hereunder in a manner so as not to interfere with normal operations and consumer and employee relationships of Seller and its Subsidiaries. In the event the Purchaser learns of any information or matters during such investigation that the Purchaser believes may constitute or reveal a material breach of the Seller's or its Subsidiaries representations, warranties, covenants or agreements contained herein, the Purchaser shall provide the Seller with a written notice within 15 business days, specifying the information or matters learned and the basis upon which they may constitute or reveal a material breach of the Seller's representations, warranties, covenants or agreements and the Seller shall have the right to cure such material breach within 30 calendar days from the date of such notice or such longer period as extended by the parties in writing. No breach of a representation, warranty, covenant or agreement that is learned pursuant to Purchaser's investigation contemplated by this Section 4.04 shall constitute a material breach of a representation, warranty, covenant or agreement by Seller or its Subsidiaries under any provision of or for any purpose under this Agreement and the information or matters underlying such breach shall be deemed to have been fully disclosed in Seller's disclosure pursuant to this Agreement, unless Purchaser provides Seller with a written notice relating thereto delivered and the Seller has not cured such breach within the time period provided in the immediately preceding sentence and Purchaser exercises its right to terminate this Agreement on the basis thereof in accordance with Section 6.01(e).

      (b) Each party hereto shall treat as strictly confidential all information received from the other party and shall not divulge to any other person, natural or corporate (other than essential employees and agents of each party) any financial statements, schedules, contracts, agreements, instruments, papers, documents and other information relating to the other party which it may come to know or which may come into its possession and, if the transactions contemplated hereby are not consummated for any reason, shall promptly return to the other party all material furnished by the other party.

      (c) Each party hereto shall will not, and will cause its respective representatives not to, use any information obtained from any other such party as a result of this Agreement (including this Section 4.04) or in connection with the transactions contemplated hereby (whether so obtained before or after the execution hereof, including work papers and other materials derived therefrom (collectively, the "Confidential Information")) for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the requirements of law, regulation and applicable Regulatory Agencies, each party hereto will keep confidential, and will cause its respective representatives to keep confidential, all Confidential Information relating to or furnished by any other such party unless such information (i) was already or becomes known to the general public, other than from a prohibited disclosure by a party to this Agreement or its representatives, (ii) becomes available to such party or an affiliate of such party from sources (other than another party to this Agreement or its representatives) not bound by a confidentiality obligation or agreement, (iii) is disclosed with the prior written approval of the party which furnished such Confidential Information or (iv) is or becomes readily ascertainable from published information. In the event that this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise fail to be consummated, each party hereto and its respective representatives shall promptly cause all Confidential Information in the possession of itself and its representatives, including all copies or extracts thereof, to be returned to the party which furnished the same.

      SECTION 4.05 CERTAIN FILINGS, CONSENTS AND ARRANGEMENTS. The Purchaser and the Seller shall, (a) make as soon as practicable (or cause to be made) from the date of the Agreement, (or cause to be made) any filings and applications required to be filed in order to obtain all approvals, consents and waivers of governmental authorities necessary or appropriate for the consummation of the transactions contemplated hereby, (b) cooperate with one another (i) in promptly determining what filings are required to be made or approvals, consents or waivers are required to be obtained under any relevant federal, state or foreign law or regulation and (ii) in promptly making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such approvals, consents or waivers, (c) use reasonable efforts to obtain all such approvals, consents or waivers, to respond to all inquiries and requests for information from regulatory authorities, (d) apprise each other of the content of all communications with regulatory authorities with respect to all filings and applications, and (e) deliver to the other copies of all such filings and applications (except for materials that are legally privileged or which it is prohibited by law from disclosing) promptly after they are filed.

      SECTION 4.06 ANTITAKEOVER PROVISIONS. Subject to the continued accuracy of the Purchaser's representation in Section 2.02(p) and to the exercise of the fiduciary duties of the Seller's Board of Directors as contemplated by Section 4.01, the Seller and its Subsidiaries shall use reasonable best efforts (i) to continue to exempt the Purchaser, the Agreement and the Merger from any provisions of an antitakeover nature in the Seller's or its Subsidiaries' charters and bylaws and the provisions of any federal or state antitakeover laws, and (ii) upon the reasonable request of the Purchaser, to assist in any challenge by the Purchaser to the applicability to the Agreement or the Merger of any state antitakeover law.

      SECTION 4.07 ADDITIONAL AGREEMENTS. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts to take promptly, or cause to be taken promptly, all actions and to do promptly, or cause to be done promptly, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable, including using reasonable efforts to obtain all necessary actions or non-actions, extensions, waivers, consents and approvals from all applicable governmental entities, effecting all necessary registrations, applications and filings (including, without limitation, filings under any applicable state securities laws) and obtaining any required contractual consents and regulatory approvals.

      SECTION 4.08 PUBLICITY. The initial press release announcing this Agreement shall be a joint press release and thereafter the Seller and the Purchaser shall consult with each other in issuing any press releases or similar public disclosure with respect to the other or the transactions contemplated hereby and in making any filings with any governmental entity or with any national securities exchange with respect thereto; provided, however, that
                                                       --------   -------
nothing contained in this Section 4.08 shall prohibit any party from responding to questions from the business press or, following notification to the other parties to this Agreement, from making any disclosure which, after consultation with its counsel, it deems necessary to comply with the requirements of applicable law or regulation.

      SECTION 4.09 NOTIFICATION OF CERTAIN MATTERS. The Purchaser, on the one hand, and the Seller and the Seller Bank, on the other hand, shall give prompt notice to the other of (a) the occurrence or its knowledge of any event or condition that would cause any of its representations or warranties set forth in this Agreement not to be true and correct in all material respects as of the date of this Agreement or as of the Effective Time (except as to any representation or warranty which specifically relates to an earlier date), or any of its obligations set forth in this Agreement required to be performed at or prior to the Effective Time not to be performed in all material respects at or prior to the Effective Time (any such notice, a "Supplemental Disclosure Schedule"), including without limitation, any event, condition, change or occurrence which individually or in the aggregate has, or which, so far as reasonably can be foreseen at the time of its occurrence, is reasonably likely to result in a Material Adverse Effect on it; and (b) any action of a third party of which it receives notice that might reasonably be expected to prevent or materially delay the consummation of the transactions contemplated hereby, including, without limitation, any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement. Any Supplemental Disclosure Schedule given by one party to the other party shall be deemed to amend the Disclosure Schedule and, unless the party receiving such amended Disclosure Schedule, by written notice to the other party given within fifteen (15) business days of its receipt of such Supplemental Disclosure Schedule, exercises any right of termination it may then have under
Section 6.01(b), and subject to the cure period set forth in 6.01(b), that party shall thereafter be deemed to have permanently and irrevocably waived (on behalf of itself and its subsidiaries) (i) any right of termination (or any other rights or remedies) arising out of or with respect to the events or conditions described in such Supplemental Disclosure Schedule; and (ii) any contribution of such events or conditions towards the occurrence of a Material Adverse Effect.

      SECTION 4.10  INDEMNIFICATION.

      (a) From and after the Effective Time through the sixth anniversary of the Effective Date, the Purchaser agrees to indemnify and hold harmless each present and former director and officer of the Seller or its Subsidiaries (each, an "Indemnified Party"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, the "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, and whether or not the Indemnified Party is a party thereto, arising out of matters existing or occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent then permitted under Delaware law or, if greater, that the Seller would have been permitted under its certificate of incorporation, charter or bylaws in effect on the date hereof, and to advance any such costs to each Indemnified Party as they are from time to time incurred (subject to receipt of an undertaking to repay such advances if it is ultimately judicially determined that such Indemnified Party is not entitled to indemnification); provided that if a court of competent jurisdiction finds that the Indemnified Party is not permitted indemnification, then the Purchaser will not be liable for the expenses of such Indemnified Party.

      (b) Any Indemnified Party wishing to claim indemnification under Section 4.10(a), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Purchaser thereof, but the failure to so notify shall not relieve the Purchaser of any liability it may have hereunder to such Indemnified Party if such failure does not materially and substantially prejudice the indemnifying party. In the event of any such claim, action, suit, proceeding or investigation, (i) the Purchaser shall have the right to assume the defense thereof with counsel reasonably acceptable to the Indemnified Party and the Purchaser shall not be liable to such Indemnified Party for any legal expenses of other counsel subsequently incurred by such Indemnified Party in connection with the defense thereof, except that if the Purchaser elects to assume such defense within a reasonable time or counsel for the Indemnified Party at any time advises that there are issues which raise conflicts of interest between the Purchaser and the

Indemnified Party, the Indemnified Party may retain counsel satisfactory to such Indemnified Party, and the Purchaser shall remain responsible for the reasonable fees and expenses of such counsel as set forth above, promptly as statements therefor are received; provided, however, that the Purchaser shall be obligated
                        --------  -------
pursuant to this paragraph (b) to pay for only one firm of counsel for all Indemnified Parties in any one jurisdiction with respect to any given claim, action, suit, proceeding or investigation unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest; (ii) the Indemnified Party will reasonably cooperate in the defense of any such matter and (iii) the Purchaser shall not be liable for any settlement effected by an Indemnified Party without its prior written consent, which consent may not be withheld unless such settlement is unreasonable in light of such claims, actions, suits, proceedings or investigations against, and defenses available to, such Indemnified Party.

      (c) Prior to the Closing the Seller shall obtain directors' and officers' liability insurance, providing substantially the same coverage as the existing directors' and officers' liability insurance of the Seller for all persons who are directors and officers of the Seller and Seller Bank on the Date hereof for a period to continue for six years following the Effective Date provided, the aggregate cost of such insurance shall not exceed $50,000.

      SECTION 4.11  SHAREHOLDERS' MEETINGS.

      (a) The Seller shall take all action necessary, in accordance with applicable law and its certificate of incorporation and bylaws, to convene a meeting of the holders of Seller Common Stock (the "Shareholder Meeting") as promptly as practicable for the purpose of considering and voting on the approval and adoption of this Agreement. The Seller's Board of Directors, subject to its fiduciary duties, (i) shall recommend at the Shareholder Meeting that the holders of the Seller Common Stock vote in favor of and approve and adopt this Agreement and (ii) shall use its reasonable best efforts to solicit such approval.

      (b) The Purchaser shall take all action necessary, in accordance with applicable law and its certificate of incorporation and bylaws, to convene a meeting of holders of Purchaser Common Stock ("Purchaser Shareholder Meeting") as promptly as practicable for the purposes of considering and voting on the approval and adoption of this Agreement. The Purchaser's Board of Directors, subject to their fiduciary duties, (i) shall recommend at the Purchaser's Shareholders Meeting that the holders of Purchaser Common Stock vote in favor of and approve the above stated matters and (ii) shall use its reasonable best efforts to solicit such approval.

      SECTION 4.12 REGISTRATION STATEMENT. As soon as practicable after the date hereof, the Purchaser shall prepare and file with the SEC a Registration Statement on Form S-4 covering the Purchaser Common Stock to be issued to the holders of Seller Common Stock in the Merger, which Registration Statement shall include the Proxy Statement for use in soliciting proxies for the shareholders' meeting to be held by the Purchaser and Seller for the purpose of considering the Merger, and Purchaser and Seller shall use their best efforts to cause the Registration Statement to become effective under the Securities Act. Purchaser will take any action required to be taken under the applicable blue sky or securities laws in connection with the issuance of the shares of Purchaser Common Stock in the Merger. Seller shall promptly furnish all information concerning it and the holders of its capital stock as Purchaser may reasonably request in connection with such action, and Purchaser shall provide the Seller with reasonable opportunity to review and comment upon the content of the Registration Statement. The Purchaser represents and covenants that the Registration Statement and any amendment or supplement thereto, at the date of mailing to shareholders of the Purchaser and the Seller and the dates of the Shareholder Meeting and the Purchaser Shareholder Meeting, will be in material compliance with all relevant rules and regulations of the SEC and, with respect to the Purchaser and the transactions contemplated herein, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      SECTION 4.13  AFFILIATE  LETTERS.  Seller shall disclose in the Disclosure
Schedule 4.13 each person whom it reasonably believes is an "affiliate" of the Seller for purposes of Rule 145 under the Securities Act. Seller shall use its reasonable efforts to cause each person to deliver to Purchaser not later than thirty (30) calendar days prior to the Effective Time, a written agreement, substantially in the form of Exhibit A to this Agreement, providing that such
                              ---------
person will not sell, pledge, transfer, or otherwise dispose of the shares of Purchaser Common Stock to be received by such person upon consummation of the Merger except in compliance with applicable provisions of the Securities Act and the rules and regulations thereunder.

      SECTION 4.14 TAX OPINION. The Purchaser and Seller agree to use their reasonable efforts to obtain a written opinion of Muldoon, Murphy & Faucette or such other counsel reasonably acceptable to both parties, addressed to the Purchaser and Seller, dated the Closing Date, subject to the customary representations and assumptions referred to therein, and substantially to the effect that (a) the Merger will constitute a tax-free reorganization within the meaning of Section 368(a) of the Code; (b) the exchange in the Merger of Purchaser Common Stock will not give rise to gain or loss to the stockholders of the Seller with respect to the exchange (except to the extent of any cash received), and (iii) each of Purchaser and Seller will be a party to that reorganization within the meaning of Section 368(a) of the Code. In rendering the tax opinion, counsel shall be entitled to rely upon representations of officers of Purchaser and Seller. Each of the parties undertakes and agrees to use its best efforts to cause the Merger, and to take no action which would cause the Merger not to qualify for treatment as a "reorganization" within the meaning of Section 368(a) of the Code.

      SECTION 4.15 TAX-FREE REORGANIZATION TREATMENT. Prior to Effective Time, neither the Purchaser nor the Seller shall intentionally take, fail to take or cause to be taken or not take any action which would disqualify the Merger as a "reorganization" within the meaning of Section 368(a) of the Code.

      SECTION 4.16 LISTING. Purchaser shall cause Purchaser Common Stock to become qualified for quotation on the Nasdaq National Market and file with the Nasdaq Stock Market a notification for the listing on the Nasdaq Stock Market relating to the proposed issuance of the shares of Purchaser Common Stock to be issued to the holders of Seller Common Stock pursuant to the Merger.

      SECTION 4.17 AFFILIATE PURCHASES. Affiliates of the Purchaser or its subsidiaries including officers, employees, directors or greater than 10% beneficial owners agree not to purchase any Purchaser Common Stock during the thirty (30) business days prior to the Closing Date of the Merger.

                                   ARTICLE V

                          CONDITIONS TO CONSUMMATION

      SECTION 5.01 CONDITIONS TO EACH PARTY'S OBLIGATIONS. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions, none of which may be waived:

      (a) this Agreement shall have been approved by the requisite vote of the holders of Seller Common Stock and Purchaser Common Stock at the Shareholder Meeting and the Purchaser Shareholder Meeting, respectively in accordance with applicable law;

      (b) all necessary regulatory or governmental approvals, consents or waivers required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired;

      (c) no party hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger;

      (d) the Registration Statement shall have been declared effective under the Securities Act and no stop orders shall be in effect and no proceedings for such purpose shall be pending or threatened by the SEC;

      (e) Purchaser shall have received all state securities laws and "blue sky" permits and other authorizations necessary to consummate the transactions contemplated hereby;

      (f) the shares of Purchaser Common Stock and the shares issuable pursuant to the Merger shall have been approved for listing on the Nasdaq National Market; and

      (g) each party shall have received the opinion of Muldoon, Murphy & Faucette, dated the date of the Closing, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code.

      SECTION 5.02 CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER UNDER THIS AGREEMENT. The obligations of the Purchaser to effect the Merger shall be further subject to the satisfaction at or prior to the Effective Time of the following conditions, any one or more of which may be waived by the Purchaser:

      (a) each of the obligations, covenants and agreements of the Seller required to be performed by it at or prior to the Effective Time pursuant to the terms of this Agreement shall have been duly  performed and complied  with in all  respects,  except as to the failure to perform an obligation, covenant or agreement that would not, individually or in the aggregate, result in a Material Adverse Effect on Seller or Seller Bank, individually, and the Purchaser shall have received a certificate to the foregoing effect dated the Effective Date and signed by the President and Chief Financial Officer of the Seller;

      (b) the representations and warranties of the Seller contained in this Agreement (subject to Section 4.09) shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time (as though made at and as of the Effective Time except as to any representation or warranty which specifically relates to an earlier date) and the Purchaser shall have received a certificate to the foregoing effect dated the Closing Date signed by the President and the Chief Financial Officer of the Seller;

      (c) the Purchaser shall have received certified copies of the resolutions or documents of like import evidencing the authorization of this Agreement and the consummation of the transactions contemplated hereby by the Seller's Board of Directors and the Seller's shareholders;

      (d) the Purchaser shall have received a certificate of corporate existence for the Seller (such certificate to be dated as of a day as close as practicable to the date of the Closing);

      (e) subject to the Purchaser's compliance with Sections 4.05 and 4.06, none of the approvals or consents referred to in Section 5.01(b) hereof shall contain any non-standard condition (whether such condition is non-standard shall be determined based on the practices and procedures of the applicable regulatory or governmental body as of the date of this Agreement) which would, or would be reasonably likely to, have a Material Adverse Effect on the Purchaser and its subsidiaries taken as a whole giving effect to the completion of the transactions contemplated hereby;

      (f) the Purchaser shall have received an opinion or opinions, dated the date of the Closing, from Muldoon, Murphy & Faucette, special counsel to the Seller, to the effect that:

            (i) Seller is a corporation duly authorized, validly existing and in good standing under the laws of the State of Delaware and Seller Bank is a Federally chartered stock savings and loan association duly organized under the laws of the United States;

            (ii) the Seller has the power and authority to carry on its business as described in the Proxy Statement and to consummate the transactions contemplated by the Agreement and the Subsidiaries have the corporate power and authority to carry on their business as described in the Proxy Statement;

            (iii) the Agreement has been duly authorized and approved by the Seller and the Agreement and the transactions contemplated thereby have been approved by the requisite vote of the Seller's shareholders and duly authorized, executed and delivered by the Seller and the Agreement constitutes the valid and binding obligation of the Seller subject to applicable laws affecting creditors' right generally and equitable defenses;

            (iv) to the best knowledge of such counsel, all acts, other proceedings required to be taken by or on the part of the Seller, including the adoption of the Agreement by the shareholders of the Seller, and the necessary approvals, consents, authorizations or notifications required to be taken to consummate the transactions contemplated by the Agreement, have been properly taken or obtained; neither the execution and delivery of the Agreement nor the consummation of the transactions contemplated hereby and thereby, with or without the giving of notice or the lapse of time, or both, will (i) violate any provision of the Certificate, Charter or Bylaws of the Seller or the Subsidiaries; or (ii) to the best knowledge of such counsel, violate, conflict with, result in the material breach or termination of, constitute a material default under, accelerate the performance required by, or result in the creation of any material lien, charge or encumbrance upon any of the properties or assets of the Seller or the Subsidiaries pursuant to any indenture, mortgage, deed of trust, or other agreement or instrument to which the Seller or the Subsidiaries are a party or by which they or any of their properties or assets may be bound, or violate any statute, rule or regulation applicable to the Seller or the Subsidiaries, which would have a Material Adverse Effect on the financial condition, assets, liabilities, or business of the Seller or the Subsidiaries; to the best knowledge of such counsel, no consent, approval, authorization, order, registration or qualification of or with any court, regulatory authority or other governmental body, other than as specifically contemplated by this Agreement is required for the consummation by the Seller or the Subsidiaries of the transactions contemplated by the Agreement;

            (v) to the best knowledge of such counsel, there are no actions, suits, proceedings or investigations of any nature pending or threatened that challenge the validity or legality of the transactions contemplated by the Agreement or which seek or threaten to restrain, enjoin or prohibit (or obtain substantial damages in connection with) the consummation of such transactions;

            (vi) to the best knowledge of such counsel, there is no litigation, appraisal or other proceeding or governmental investigation pending or threatened against or relating to the business or property of the Seller or the Subsidiaries which would have a Materially Adverse Effect on the consolidated financial condition of the Seller or the Subsidiaries;

            (vii) the Proxy Statement, and any supplement or amendment thereto, on the date of the mailing thereof and on the date of the special meeting of stockholders of Seller, complied as to form in all material respects with the applicable provisions of law with respect to information provided for inclusion therein by Seller; and

      (g) the Purchaser shall have received a letter, dated the date of the Closing, from Muldoon, Murphy & Faucette, special counsel to the Seller, to the effect that no facts have come to the attention of such counsel, with respect to information provided by Seller for inclusion in the Proxy Statement, which would lead such counsel to believe that the Proxy Statement, and any supplement or amendment thereto, on the date of the mailing thereof and on the date of the meeting of stockholders of Seller, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the fairness opinion, financial statements and notes thereto and other financial, statistical and accounting information included in the Proxy Statement); provided, however, that such counsel may state that they have not independently
- - --------   -------
verified the accuracy, completeness or fairness of the statements contained in the Proxy Statement, and the limitations inherent in their participation in the preparation of the Proxy Statement and that the knowledge available to them is such that they are unable to assume, and do not assume, responsibility for the accuracy, completeness or fairness of the statements contained in the Proxy Statement.

      (h) the Seller shall have furnished the Purchaser with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 5.02 as the Purchaser may reasonably request.

      SECTION 5.03 CONDITIONS TO THE OBLIGATIONS OF THE SELLER UNDER THIS AGREEMENT. The obligations of the Seller to effect the Merger shall be further subject to the satisfaction at or prior to the Effective Time of the following conditions, any one or more of which may be waived by the Seller:

      (a) each of the obligations of the Purchaser, respectively, required to be performed by it at or prior to the Effective Date pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects, and the Seller shall have received a certificate to the foregoing effect dated the Closing Date and signed by the President and Chief Financial Officer of the Purchaser;

      (b) the representations and warranties of the Purchaser and its subsidiaries contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time (as though made at and as of the Effective Time except as to any representation or warranty which specifically relates to an earlier date) and the Seller shall have received a certificate to the foregoing effect dated the Closing Date signed by the President and the Chief Financial Officer of the Purchaser.

      (c) the Seller shall have received an opinion at the time of execution of this Agreement and a written opinion dated not more than five (5) days prior to the date of the Proxy Statement from Hovde Financial, Inc. or another financial advisor selected by Seller, to the effect that in the opinion of such firm, the consideration to be received in the Merger by the stockholders of Seller is fair to the stockholders of Seller from a financial point of view and such opinion shall not have been withdrawn or materially modified prior to the vote of the stockholders.

      (d) the Seller shall have received an opinion, dated as of the Effective Date, from Burke, Warren & MacKay, P.C. counsel for the Purchaser to the effect that:

            (i) Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois.

            (ii) all of the issued and outstanding shares of Purchaser Common Stock are duly authorized, validly issued, fully paid and nonassessable;

            (iii) Purchaser has the power and authority to carry on its business as described in the Proxy Statement and to consummate the transactions contemplated by this Agreement and the subsidiaries have the corporate power and authority to carry on their business as described in the Proxy Statement;

            (iv) the Agreement has been duly authorized and approved by Purchaser and the Agreement and transactions contemplated thereby have been approved by the requisite vote of the Purchaser's shareholders and duly authorized, executed and delivered by Purchaser and the Agreement constitutes the valid and binding obligation of Purchaser subject to applicable laws affecting creditors' rights generally and equitable defenses;

            (v) all corporate acts and other proceedings required to be taken by or on the part of Purchaser including the adoption of the Agreement by shareholders of Purchaser and the necessary approvals, consents authorizations or notifications required to be taken to consummate the transactions contemplated by the Agreement have been properly taken or obtained; neither the execution and delivery of the Agreement, nor the consummation of the transactions contemplated hereby and thereby, with and without the giving of notice or the lapse of time, or both, will (i) violate any provision of the Articles of Incorporation or Bylaws of Purchaser or its subsidiaries or (ii) to the actual knowledge of such counsel without inquiry or investigation, violate, conflict with, result in the material breach or termination of, constitute a material default under, accelerate the performance required by, or result in the creation of any material lien, charge or encumbrance upon any of the properties or assets of the Purchaser or the subsidiaries pursuant to any indenture, mortgage, deed of trust, or other agreement or instrument to which the Purchaser or the subsidiaries are a party or by which it or any of their properties or assets may be bound, or violate any statute, rule or regulation applicable to the Purchaser or the subsidiaries, which would have a Material Adverse Effect on the financial condition, assets, liabilities, or business of the Purchaser or the subsidiaries; to the actual knowledge of such counsel without inquiry or investigation, no consent, approval, authorization, order, registration or qualification of or with any court, regulatory authority or other governmental body, other than as specifically contemplated by this Agreement is required for the consummation by the Purchaser or the subsidiaries of the transactions contemplated by this Agreement and Plan of Merger;

            (vi) to the actual knowledge of such counsel without inquiry or investigation there are no actions, suits, proceedings or investigations (public or private) of any nature pending or threatened that challenge the validity or legality of the transactions contemplated by the Agreement or which seek or threaten to restrain, enjoin or prohibit (or to obtain substantial damages in connection with) the consummation of such transactions;

            (vii) all regulatory and governmental approvals and consents which are necessary to be obtained by Purchaser and its subsidiaries to permit the execution, delivery and performance of the Agreement have been obtained;

            (viii) the Registration Statement, in so far as it contains information relating to the Purchaser and any of its subsidiaries, complies in all material respects as to form with the requirements of the Securities Act as in effect on the date of effectiveness of the Registration Statement. The Prospectus included therein, including any supplements or amendments thereto, at the time of the mailing thereof or at the time of the stockholders' meeting of the Purchaser, complied as to form in all material respects with the applicable provisions of law with respect to information provided for inclusion therein by Purchaser;

            (ix) the shares of the $4.69 par value common stock of Purchaser to be issued to the stockholders of Seller as contemplated by the Agreement have been duly and validly authorized for issuance, have been registered under the Securities Act of 1933, as amended, and when the certificates therefor are duly countersigned by Purchaser (or Purchaser's transfer agent) and delivered to the stockholders of Seller pursuant to the Agreement following consummation of the Merger will be duly and validly issued, fully paid and nonassessable, and no holder of any presently outstanding shares of Purchaser Common Stock has any preemptive or similar rights to subscribe for or purchase any such shares.

      (e) the Purchaser shall have received a letter, dated the date of Closing, from Burke, Warren & MacKay, P.C. counsel to Purchaser, to the effect that no facts have come to the attention of such counsel that the information provided by the Purchaser for inclusion in the Proxy Statement, and the information in the Registration Statement, and any supplements or amendments thereto, on the date of the mailing of the Proxy Statement, and on the date of the meeting of stockholders of Seller, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to made the statements contained therein, in light of the circumstances under which they were made, not misleading provided, however, that such counsel may state
                                --------   -------
that they have not independently verified the accuracy, completeness or fairness of the statements contained in the Proxy Statement and the Registration
Statement, and the limitations inherent in their participation in the preparation of the Proxy Statement and the Registration Statement and that the knowledge available to them is such that they are unable to assume, and do not assume, responsibility for the accuracy, completeness or fairness of the statements contained in the Proxy Statement and the Registration Statement.

      (f) the Purchaser shall have furnished to the Seller with such certificates of its officers and others and such other documents to evidence fulfillment of the conditions set forth in this Section 5.03 as the Seller may reasonably request.


                                  ARTICLE VI

                                  TERMINATION

      SECTION 6.01 TERMINATION. Notwithstanding any other provision of this Agreement, this Agreement may be terminated, and the Merger abandoned, prior to the Effective Time, either before or after its approval by the shareholders of the Seller:

      (a) by the mutual consent of the Purchaser and the Seller in a written instrument if the board of directors of each so determines by a vote of a majority of the members of its entire board;

      (b) by the Purchaser or the Seller (provided that the party seeking termination is not then in material breach of any representation, warranty, covenant or other agreement contained herein), in the event of a failure to perform or comply by the other party with any covenant or agreement of such other party contained in this Agreement, which failure or non-compliance is material in the context of the transactions contemplated by this Agreement, or
(ii) subject to Section 4.09, any inaccuracies, omissions or breach in the representations, warranties, covenants or agreements of the other party contained in this Agreement the circumstances as to which either individually or in the aggregate have, or reasonably could be expected to have, a Material Adverse Effect on such other party; in either case which has not been or cannot be cured within 30 calendar days after written notice thereof is given by the party seeking to terminate to such other party.

      (c) by the Purchaser or the Seller by written notice to the other party if either (i) any approval, consent or waiver of a governmental authority required to permit consummation of the transactions contemplated hereby shall have been denied or (ii) any governmental authority of competent jurisdiction shall have issued a final, unappealable order enjoining or otherwise prohibiting consummation of the transactions contemplated by this Agreement, or (iii) the holders of Seller Common Stock or the Purchaser Common Stock shall fail to approve and adopt this Agreement, provided, however, that no party shall have
                                   --------   -------
the right to terminate this Agreement pursuant to this Section 6.01(c) if such denial or request or recommendation for withdrawal shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

      (d) by the Purchaser or the Seller, in the event that the Merger is not consummated by March 31, 1997, unless the failure of such occurrence is due to the failure to perform or comply with any covenant or agreement contained in this Agreement by the party seeking to terminate;

      (e) subject to Section 4.09, by the Purchaser by written notice to the Seller in the event that there has occurred since the date of this Agreement an event, condition, change or occurrence which, individually or in the aggregate, has had or could reasonably be expected to result in a Material Adverse Effect on the Seller or the Seller Bank; provided that the Purchaser shall have given
                                   --------
the Seller thirty (30) calendar days prior written notice of such termination, and the Seller shall not have remedied such event, condition, change or occurrence by the end of such thirty-day period and provided, further that any
                                                     --------
exclusions from Material Adverse Effect under Section 2.01(h) shall not be deemed an event that would permit Purchaser to terminate this Agreement;

       (f) by Purchaser in accordance with Section 1.02(c)(i) upon notice to Seller;
       (g) by Seller in accordance with Section 1.02(c)(ii) upon notice to Purchaser; or
                                      52

       (h) by the Purchaser by written notice to the Seller five (5) days prior to the Closing Date in the event that there has been a reduction of the value as of that date of the Bennett Portfolio, as described in Disclosure Schedule 6.01(h), in excess of a threshold amount equal to $375,000 before any tax savings (the "Threshold Amount") ("Bennett Material Adverse Change"); provided, however, that Purchaser shall
                                       --------   -------
           not have an option to terminate pursuant to this paragraph (h) if no later than two (2) days prior to the Closing Date, the Seller agrees to reduce the Merger Consideration by the amount of the Bennett Material Adverse Change in excess of the Threshold Amount, reduced by tax savings of 34%, divided by the number of outstanding shares of Seller Common Stock.

      SECTION 6.02 EFFECT OF TERMINATION. In the event of termination of this Agreement by either the Purchaser or the Seller as provided in Section 6.01, this Agreement shall forthwith become void and have no effect and there shall be no liability on the part of any party hereto or to their respective officers or directors except that (i) Sections 4.04(b), 4.04(c), 8.06 and 8.07, shall survive any termination of this Agreement, and (ii) notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

      SECTION 6.03 THIRD PARTY TERMINATION. In recognition of the efforts and expenses of, and other opportunities foregone by, the Purchaser while structuring the Merger, the parties agree that the Seller shall pay to the Purchaser a termination fee of $600,000 in cash (the "Termination Fee") on demand if, during a period of eighteen (18) months after the date hereof, the Merger has not been completed and any of the foregoing occurs:

      (a) Any person other than the Purchaser or an affiliate of the Purchaser acquires beneficial ownership of 50% or more of the then outstanding Seller Common Stock;

      (b) The Seller, without having received the Purchaser's prior written consent, enters into an agreement to engage in an Acquisition Transaction (as defined below) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Exchange Act and the rules and regulations thereunder) other than the Purchaser or any of its subsidiaries or the Seller's Board of Directors recommends that the shareholders of the Seller approve or accept any Acquisition Transaction with any person other than the Purchaser or any of its subsidiaries. For purposes of this Agreement, "Acquisition Transaction" shall mean (x) a merger or consolidation, or any similar transaction, involving the Seller, (y) a purchase, lease or other acquisition of all or substantially all of the assets of the Seller or (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 50% or more of the voting power of the Seller; provided that the term "Acquisition Transaction" does not include any internal merger or consolidation involving only the Seller and/or its Subsidiaries; or

      (c) If a bona fide proposal is made by a third party to the Seller or its shareholders to engage in an Acquisition Transaction and after such proposal is made any of the following events occurs: the Seller breaches any covenant or obligation contained in the Agreement which would materially impair Seller's ability to consummate the Merger and such breach entitles the Purchaser to terminate this Agreement; the Shareholder Meeting is not held or is canceled prior to termination of this Agreement for reasons other than the fault of the Purchaser; or the Seller's Board of Directors withdraws or modifies in a manner adverse to the Purchaser the recommendation of the Seller's Board of Directors with respect to this Agreement.

      Notwithstanding the foregoing, the Seller shall not be obligated to pay to the Purchaser the Termination Fee if the Seller validly terminates this Agreement pursuant to Section 6.01(b) or, prior to the Termination Fee becoming payable, the Seller terminates this Agreement pursuant to Section 6.01(c), (d) or (f).

      SECTION 6.04 SPECIFIC ENFORCEABILITY. The parties recognize and hereby acknowledge that it is impossible to measure in money the damages that would result to a party by reason of the failure of the other party to perform any of the obligations imposed on it by this Agreement and that in any event damages would be an inadequate remedy in this instance. Accordingly, if a party should institute an action or proceeding seeking specific enforcement of the provisions hereof, the other party hereby waives the claim or defense that the party making the claim has an adequate remedy at law and hereby agrees not to assert in any such action or proceeding the claim or defense that such a remedy at law exists and shall waive or not assert any requirement to post bond in connection with seeking specific performance.


                                  ARTICLE VII

                  CLOSING, EFFECTIVE DATE AND EFFECTIVE TIME

      SECTION 7.01 EFFECTIVE DATE AND EFFECTIVE TIME. Subject to the provisions of Article V and VI, the closing of the transactions contemplated hereby shall take place at the offices of the Purchaser on such date (the "Closing Date") or such other place as mutually agreed to by the Purchaser and Seller and at such time as the Purchaser and the Seller mutually agree to within thirty (30 ) business days after the expiration of all applicable waiting periods in connection with approvals of governmental authorities and all conditions to the consummation of this Agreement are satisfied or waived, or on such other date as may be agreed by the parties. Subject to the provisions of this Agreement, on the Closing Date, the Certificate of Merger shall be signed, verified and affirmed as required by Illinois Law or any other applicable laws and duly filed with the Secretary of State of the State of Illinois or as required by any other applicable laws. The date of such filing is herein called the "Effective Date." The "Effective Time" of the Merger shall be the time on the Effective Date as set forth in such articles of merger.

      SECTION 7.02 DELIVERIES AT THE CLOSING. Subject to the provisions of Articles V and VI, on the Closing Date there shall be delivered to the Purchaser and the Seller the documents and instruments required to be delivered under
Article V.

                                 ARTICLE VIII

                                 OTHER MATTERS

      SECTION  8.01  CERTAIN  DEFINITIONS;   INTERPRETATION.  As  used  in  this
Agreement, the following terms shall have the meanings indicated, unless the context otherwise requires:

            "material" means material to the Purchaser or the Seller (as the case may be) and its respective subsidiaries, taken as a whole.

            "person" includes an individual, corporation, partnership, association, trust or unincorporated organization.

      When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section of, or Exhibit to, this Agreement unless otherwise indicated. The headings contained in this Agreement are for ease of reference only and shall not affect the meaning or interpretation of this Agreement. Whenever the words "include, "includes, or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation." Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Any reference to gender in this Agreement shall be deemed to include any other gender.

      SECTION 8.02 NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS. All representations, warranties, covenants and agreements contained in this Agreement (or in any instrument delivered pursuant to this Agreement) shall not survive beyond the Effective Time, except for the agreements contained in this Section 8.02 and in Article I and Sections 4.02, 4.10, 6.03, 6.04 and
8.06 hereof.

      SECTION 8.03 AMENDMENT. This Agreement may be amended by the parties hereto, by or pursuant to action taken by their respective boards of directors, at any time before or after approval hereof by the shareholders of the Seller but, after such approval, no amendment shall be made which reduces the amount or changes the form of the Merger Consideration as provided in Section 1.02 or which in any way materially adversely affects the rights of such shareholders, without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing specifically referring to this
Section 8.03 and signed on behalf of each of the parties hereto.

      SECTION 8.04 WAIVER. At any time prior to the Effective Date, the Purchaser, on the one hand, and the Seller, on the other hand, may (i) extend the time for the performance of any of the obligations or other acts of the other, (ii) waive any inaccuracies in the representations and warranties of the other contained herein or in any documents delivered pursuant hereto and (iii) waive compliance by the other with any of the agreements or conditions contained herein which may legally be waived. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing specifically referring to this Section 8.04 and signed on behalf of such party.

      SECTION 8.05 COUNTERPARTS. This Agreement may be executed in counterparts each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.

      SECTION 8.06 GOVERNING LAW. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Illinois or any other applicable laws except to the extent that the federal laws of the United States apply.

      SECTION 8.07 EXPENSES. Except as provided elsewhere herein, each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel, except that Purchaser, on the one hand, and Seller, on the other hand, shall bear and pay one-half of the costs incurred in connection with the printing and mailing of the Registration Statement and the Proxy Statement. In the event one of the parties hereto files suit to enforce this Section or a suit seeking to recover costs and expenses or damages for breach of this Agreement, the costs, fees, charges and expenses (including attorneys' fees and expenses) of the prevailing party in such litigation (and related litigation) shall be borne by the losing party.

      SECTION 8.08 NOTICES. All notices, requests, acknowledgements and other communications hereunder to a party shall be in writing and shall be delivered by hand, overnight courier or by facsimile transmission (confirmed in writing) to such party at its address or facsimile number set forth below or such other address or facsimile number as such party may specify by notice hereunder, and shall be deemed to have been delivered as of the date so delivered.

      If to the Seller, to:   Financial Security Corp.
                              1209 North Milwaukee Avenue
                              Chicago, Illinois  60622

                              Facsimile:  (312) 227-6689

                              Attention:  Daniel K. Augustine
                                          Chief Executive Officer and President

            and               Muldoon, Murphy & Faucette
                              5101 Wisconsin Avenue, N.W.
                              Washington, D.C.  20016

                              Facsimile:  (202) 966-9409

                              Attention:   Mary M. Sjoquist

      If to the Purchaser, to:

                              Pinnacle Banc Group, Inc.
                              2215 York Road, Suite 208
                              Oak Brook, Illinois  60521

                              Facsimile:  (708) 571-3012

                              Attention:  John J. Gleason, Jr.
                                          Vice Chairman

      With copies to:         Burke, Warren & MacKay, P.C.
                              225 West Washington Street
                              24th Floor
                              Chicago, Illinois  60606

                              Facsimile:  (312) 357-0707

                              Attention:  Richard W. Burke

      SECTION 8.09 ENTIRE AGREEMENT; ETC. This Agreement, together with the Disclosure Schedules (including any Supplemental Disclosure Schedules), the Exhibits and the Plan of Merger, represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made. All terms and provisions of the Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns and intended beneficiaries. Except as to Section 4.10, nothing in this Agreement is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

      SECTION 8.10 ASSIGNMENT. This Agreement may not be assigned by any party hereto without the written consent of the other parties.

      SECTION 8.11 SCHEDULES NOT ADMISSIONS. Inclusion in any Exhibit hereto or in the Disclosure Schedules (including in any Supplemental Disclosure Schedule) of any statement or information by the Seller shall not constitute an admission that such information is required (by reason of materiality or otherwise) to be furnished as part of such Disclosure Schedules, (including any Supplemental Disclosure Schedule) or otherwise under this Agreement or an admission against interest with respect to any person not a party hereto.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                    PINNACLE BANC GROUP, INC.



                                    By:   /s/  John J. Gleason, Jr.
                                          --------------------------
                                          John J. Gleason, Jr.
                                          Vice Chairman



                                    FINANCIAL SECURITY CORP.


                                    By:   /s/  Daniel K. Augustine
                                          --------------------------
                                          Daniel K. Augustine
                                          Chief Executive Officer and
                                            President

                                                                     EXHIBIT A

                              [Affiliate Letter]

                                                          ______________, 1996




Pinnacle Banc Group, Inc.
2215 York Road
Oak Brook, Illinois 60521

Ladies and Gentlemen:

      I have been advised that I may be deemed an "affiliate" of Financial Security Corp., a Delaware corporation ("Financial Security"), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "Securities Act"), and may be deemed an "affiliate' of Financial Security at the time of the merger (the "Merger") of Financial Security with and into Pinnacle Banc Group, Inc., an Illinois corporation ("Pinnacle"), in accordance with
Section 4.13 of the Agreement and Plan of Merger dated as of March __, 1996, by and among Financial Security and Pinnacle (the "Merger Agreement"). Pursuant to the terms of the Merger, I may receive shares of common stock, par value $4.69 per share, of Pinnacle ("Pinnacle Common Stock"). Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them by the Merger Agreement.

      I represent, warrant and covenant to Pinnacle that in the event I acquire any Pinnacle Common Stock as a result of the Merger:

      1. I agree that I will not make any sale, transfer or other disposition of such shares of Pinnacle Common Stock in violation of the Securities Act or the Rules and Regulations.

      2. I have carefully read this agreement and the Merger Agreement and have discussed the requirements relating to, and other applicable limitations upon, the sale, transfer or other disposition of shares of Pinnacle Common Stock acquired by me as a result of the Merger to the extent I felt necessary with my counsel or counsel for Financial Security.

      3. I have been advised that the offering, sale and delivery of the shares of Pinnacle Common Stock to me pursuant to the Merger will be registered under the Securities Act by Pinnacle through the filing of a Registration Statement on Form S-4 with the SEC and that such registration does not apply to any distribution by me of shares of Pinnacle Common Stock received by me in the Merger. I also have been advised that, because at the Effective Time of the Merger I may be deemed to have been an "affiliate" of Financial Security, any offering or sale by me of any of the shares of Pinnacle Common Stock acquired in the Merger will, under current law, require either (i) further registration under the Securities Act of the shares of

Pinnacle Banc Group
______________, 1996
Page 2


Pinnacle Common Stock to be sold; (ii) compliance with the volume and other applicable limitations of paragraph (d) of Rule 145 (which incorporates by reference paragraphs (c), (e), (f) and (g) of Rule 144) promulgated under the Securities Act; or (iii) the availability of some other exemption from registration with respect to any such proposed sale, transfer or other disposition by me which shall include, in the case of a distribution under some other exemption from registration, an opinion of counsel, which opinion of counsel shall be reasonably satisfactory to counsel for Pinnacle, or a "no-action" letter obtained by me from the staff of the SEC that such exemption is available. With respect to a transfer under (ii) above, I understand that unless you have a reasonable basis for believing to the contrary, such transfer will be viewed by you as in conformity with Rule 145 upon my delivery to you or your transfer agent of a broker's letter in customary form stating that the requirements of Rule 145(d)(1) have been met.

      4. Pinnacle agrees, for a period of three years after the Effective Date of the Merger, to file on a timely basis all reports required to be filed by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, so that the public information provisions of Rule 145(d) of the rules and regulations promulgated by the SEC are met.

      5. I understand that Pinnacle is under no obligation to register shares of Pinnacle Common Stock that I may wish to sell, transfer or otherwise dispose of or to take any other action necessary in order to make compliance with an exemption from registration available.

      6. I also understand that if I rely on the exemption from the registration provisions contained in Section 4 of the Securities Act (other than as provided in Rule 144 or 145), I will obtain and deliver to Pinnacle a copy of a letter from any prospective transferee which will contain (a) representations reasonably satisfactory to Pinnacle as to the nondistributive intent, sophistication, ability to bear risk and access to information of such transferee; (b) an acknowledgement of the restrictions on transfer of the Pinnacle Common Stock proposed for transfer; and (c) an assumption of the obligations of the undersigned under this paragraph 6.

      7. I also understand that to enforce the foregoing commitments, stop transfer instructions will be given to Pinnacle's transfer agent with respect to Pinnacle Common Stock and there will be placed on the certificates for the shares of Pinnacle Common Stock issued to me pursuant to the Merger, or any substitution therefor, a legend stating in substance:

            "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED _____________, 1996, BETWEEN THE REGISTERED HOLDER HEREOF AND PINNACLE BANC GROUP, INC., A

Pinnacle Banc Group
______________, 1996
Page 3


            COPY   OF   WHICH   AGREEMENT   IS  ON   FILE  AT  THE
            PRINCIPAL OFFICES OF PINNACLE BANC GROUP, INC."

      I also understand that unless the transfer by me of shares of Pinnacle Common Stock which I have acquired in the Merger has been registered under the Securities Act or in a sale in conformity with the provisions of Rule 145, Pinnacle reserves the right to put the following legend on the certificates issued to my transferee:

            "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE ACT AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT."

      It is understood and agreed that the legend(s) set forth in this paragraph shall be removed by delivery of substitute certificates without such legend if such legend is not required for purposes of the Securities Act. It is understood and agreed that such legend(s) and the stop order referred to in this Paragraph 7 will be removed if (i) two years shall have elapsed from the date the undersigned acquired the Pinnacle Common Stock in the Merger and the provisions of Rule 145(d)(2) are then available to the undersigned, (ii) three years shall have elapsed from the date the undersigned acquired the Pinnacle Common Stock in the Merger and the provisions of Rule 145(d)(3) are then available to the undersigned, or (iii) Pinnacle has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Pinnacle, or a "no-action" letter obtained by the undersigned from the staff of the SEC, to the effect that the restrictions imposed by Rule 145 under the Securities Act no longer apply to the undersigned.

Pinnacle Banc Group
______________, 1996
Page 4


      8. It is understood and agreed that this letter shall terminate and be of no further force or effect if the Merger Agreement is terminated pursuant to the terms thereof.

                                          Very truly yours,



                                          ------------------------------
                                          Signature


                                          ------------------------------
                                          Print Name

Accepted and agreed to as of the date first above written.

PINNACLE BANC GROUP, INC.

By:_____________________________
Its:_____________________________